UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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COMVERSE TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMVERSE TECHNOLOGY, INC.

170 Crossways Park Drive

Woodbury, New York 11797

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 15, 2004

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Shareholders (the “Annual Meeting”) of COMVERSE TECHNOLOGY, INC. (the “Company”) will be held at the Hilton Huntington, 598 Broadhollow Road (Route 110), Melville, New York 11747, on Tuesday, June 15, 2004, commencing at 10:00 A.M. (local time) for the following purposes:

1. To elect seven directors who will serve as the Board of Directors of the Company until the next annual meeting of shareholders and the election of their qualified successors.

2. To consider and vote upon a proposal to adopt the Company’s 2004 Stock Incentive Compensation Plan, under which up to 2,500,000 shares of the Company’s Common Stock, par value $.10 per share, may be issued as equity-based compensation to employees, directors and consultants of the Company and its subsidiaries and affiliates.

3. To consider and act upon a proposal to ratify the engagement of Deloitte & Touche LLP as independent auditors of the Company for the year ending January 31, 2005.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on April 27, 2004 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

A copy of the Company’s Annual Report to Shareholders for the year ended January 31, 2004 accompanies this Notice of Meeting.

By Order of the Board of Directors,
William F. Sorin,
Secretary

May 3, 2004

ATTENDANCE AT THE ANNUAL MEETING BY HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK, APPEARING IN PERSON OR REPRESENTED BY PROXY, IS NECESSARY TO CONSTITUTE A QUORUM. YOUR ATTENDANCE IS IMPORTANT AND APPRECIATED. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD. YOUR PROXY MAY BE REVOKED IN YOUR DISCRETION AT ANY TIME BEFORE THE SHARES ARE VOTED.

COMVERSE TECHNOLOGY, INC.

170 Crossways Park Drive

Woodbury, New York 11797

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 15, 2004

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Comverse Technology, Inc., a New York corporation (the “Company”), for use at the Annual Meeting of the Shareholders of the Company to be held on Tuesday, June 15, 2004 or any adjournment thereof (the “Annual Meeting”).

A proxy in the accompanying form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained in the proxy. If no instructions are given in a proxy with respect to any matter specified in the Notice of Annual Meeting to be acted upon at the Annual Meeting, such proxy will be voted in favor of such matter. As to any other matters properly brought before the Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment. Any shareholder who desires to revoke a proxy may do so at any time prior to the vote of the associated shares by tendering a written notice of revocation addressed to the Secretary of the Company, by attending the Annual Meeting in person and requesting the return of the proxy or by delivering to the Secretary of the Company another form of proxy bearing a later date of execution.

The cost of the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by the use of the mails, regularly engaged employees of the Company may, without additional compensation, solicit proxies by personal interviews, electronic mail, telephone and telefacsimile. The Company will, upon request, reimburse brokers and others who are only record holders of the Company’s common stock, par value $.10 per share (the “Common Stock”), for their reasonable expenses in forwarding proxy material to beneficial owners of such stock and obtaining voting instructions from such owners.

D.F. King & Co., Inc. has been engaged by the Company to assist in the solicitation of proxies and for such services will receive a fee of $7,500, reimbursement of certain out-of-pocket expenses and may be indemnified by the Company against certain losses that may arise from its engagement.

The Board of Directors has fixed the close of business on April 27, 2004 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). As of the Record Date, there were issued, outstanding and entitled to vote an aggregate of 195,571,367 shares of Common Stock. In addition, as of the Record Date, there were reserved for issuance 24,176,614 shares of Common Stock issuable upon the conversion of the Company’s convertible debt; such shares are not eligible to vote at the Annual Meeting. Attendance at the Annual Meeting, in person or represented by proxy, by the holders of a majority of all shares of Common Stock issued, outstanding and entitled to vote constitutes a quorum. Each share of Common Stock entitles the holder thereof to one vote on each matter presented for action at the meeting. The Company believes that abstentions and broker non-votes should be counted for purposes of determining if a quorum is present at the Annual Meeting for the transaction of business.

The affirmative vote of a plurality of the votes of the shares of Common Stock represented and voted at the meeting is required for the election of directors. A properly executed proxy marked “For All Except” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although such proxy will be counted for purposes of determining whether there is a quorum.

For each other item, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

This Proxy Statement and the accompanying form of proxy are first being mailed on or about May 3, 2004 to shareholders of record on the Record Date.

Corporate Governance Of The Company

The Board of Directors of Comverse Technology, Inc. (the “Board”) believes that shareholder confidence in the Company, its management and financial reporting is critical to the success of the Company. Our website, www.cmvt.com, provides information regarding the corporate governance policies of the Company. These policies provide a framework for the proper operation of the Company. The Board recognizes that there is an ongoing discussion about governance matters and, as such, the Board continues to review these policies and other aspects of the Company’s governance policies.

The Board adopted the Comverse Technology, Inc. Corporate Governance Guidelines and Principles (the “Guidelines”) to address significant governance issues. The Guidelines provide a framework for the Company’s corporate governance initiatives. The Corporate Governance and Nominating Committee is responsible for overseeing and reviewing the Guidelines and reporting and recommending to the Board any changes to the Guidelines.

The Board of Directors has determined that the Board consists of a majority of independent directors. The Guidelines provide criteria for determining independence as required by applicable law, the Company’s by-laws, and the Nasdaq Stock Market, Inc. (“NASDAQ”) listing standards. A director qualifies as independent only if the Board determines that the director has no relationship that would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director.

The Guidelines provide that the Board shall not consider a director to be independent (subject to the interpretative materials of the NASDAQ) if such director:

•	is, or at anytime during the past five years was, employed by the Company or by any parent or subsidiary of the Company.

•	is affiliated with a company that is an adviser or consultant to the Company or a member of the Company’s senior management.

•	is affiliated with a significant customer or supplier of the Company.

•	has a personal services contract(s) with the Company or a member of the Company’s senior management.

•	is affiliated with a not-for-profit entity that receives significant contributions from the Company.

•	within the last five years has had any business relationship with the Company (other than service as a director) for which the Company has been required to make disclosure under Regulation S-K of the Securities and Exchange Commission.

•	is employed by a public company at which an executive officer of the Company serves as a director.

•	accepted, or has a family member who accepted, any payments from the Company or any parent or subsidiary of the Company of more than $60,000 during the current or any of the past three fiscal years.

—	The following will not be considered payments in evaluating this requirement: (i) compensation for Board or Board committee service; (ii) payments arising solely from investments in the Company’s securities; (iii) compensation paid to a family member who is a non-executive employee of the Company or a parent or subsidiary of the Company; (iv) benefits under a tax-qualified retirement plan or non-discretionary compensation; or (v) loans permitted under Section 13 (k) of the Securities Exchange Act of 1934, as amended.

•	is a family member of an individual who is, or at any time during the past three years was, an executive officer of the Company or any parent or subsidiary of the Company.

•	is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization (including charitable organizations) to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed the greater of 5% of the recipient’s consolidated gross revenues for that year or $200,000.

—	Payments (i) arising solely from investments in the Company’s securities, or (ii) under non-discretionary charitable contribution matching programs, will not be considered.

•	is, or has a family member who is, an executive officer of another entity where, at any time during the past five years, any of the Company’s executives served on that entity’s compensation committee.

•	is, or has a family member who is, a current partner of the Company’s outside auditors, or was a partner or employee of the Company’s outside auditors who worked on the Company’s audit at any time during any of the past three years.

The Board has determined that Messrs. Alon, Friedman, Hiram and Oolie are independent under the Guidelines and that the Board consists of a majority of independent directors. The Board has four standing committees: (1) an Audit Committee, (2) a Compensation Committee, (3) a Corporate Governance and Nominating Committee, and (4) an Executive Committee. The Board has determined that the Audit Committee, Compensation Committee, and the Corporate Governance and Nominating Committee are comprised entirely of independent directors. The Board also has determined that the Executive Committee is comprised of a majority of independent directors.

The Audit Committee assists the Board in fulfilling certain of its responsibilities, including (i) overseeing the Company’s financial reporting process, (ii) overseeing the Company’s compliance with legal and regulatory requirements, (iii) reviewing and evaluating the independent auditors’ qualifications and independence, (iv) reviewing the performance of the Company’s internal audit function, if applicable, and its independent auditors and its systems of internal accounting and financial controls, (v) reviewing and authorizing related-party transactions (as defined in the relevant NASDAQ requirements), (vi) overseeing certain aspects of the Company’s Employee Code of Business Conduct and Ethics, and (vii) preparing the Committee report required to be included in the Company’s annual proxy statement. Two of the Company’s audit committee members, Messrs. Friedman and Hiram, are audit committee financial experts as defined in item 401(h)(2) of Regulation S-K and pursuant to Section 407 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The Audit Committee Charter is attached as Annex A and is available on the Company’s website, www.cmvt.com.

The Compensation Committee (i) determines salaries and incentive compensation for the Company’s executive officers, (ii) administers the issuance of awards under the Company’s stock option plans and such other compensation plans as may be assigned by the Board from time to time, (iii) administers the Company’s employee stock purchase plans, and (iv) performs such other duties as may from time to time be assigned by the Board with respect to compensation.

The Corporate Governance and Nominating Committee assists the Board in fulfilling its responsibility to the shareholders, potential shareholders and investment community by (i) identifying individuals qualified to serve as directors and by selecting or recommending that the Board select the nominees for all directorships, whether such directorships are filled by the Board or the shareholders, (ii) developing and recommending to the Board a set of corporate governance guidelines and principles, (iii) overseeing the Company’s Codes of Business Conduct and Ethics, (iv) reviewing the overall corporate governance of the Company and recommending improvements, when necessary, and (v) performing such other duties as may from time to time be assigned by the Board with respect to corporate governance. The Company’s Corporate Governance and Nominating Committee Charter is available on the Company’s website, www.cmvt.com.

The Executive Committee is empowered to exercise the full authority of the Board in circumstances when convening the full Board is not practicable.

Codes of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics to promote its commitment to the legal and ethical conduct of the Company’s business. The Chief Executive Officer, Chief Financial Officer, and other senior officers are required to abide by the Code of Business Conduct and Ethics, which provides the foundation for compliance with all corporate policies and procedures, and best business practices. The policies and procedures address a wide array of professional conduct, including the establishment of sound employment policies, methods for avoiding and resolving conflicts of interest, safeguarding intellectual property, protecting confidential information, and a strict adherence to all laws and regulations applicable to the conduct of the Company’s business. The Company intends to satisfy its obligations, imposed under the Sarbanes-Oxley Act, to disclose promptly on the Company’s website amendments to, or waivers from, the Code of Business Conduct and Ethics, if any.

The Company also adopted an Employee Code of Business Conduct and Ethics, which can be found on the Company’s website. This Code contains procedures for the Audit Committee to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Communicating with the Board

Any shareholder who desires to contact the Board may do so electronically by sending an email to the following address: boardofdirectors@comverse.com. Alternatively, a shareholder can contact the Board by writing to: Board of Directors, Comverse Technology, Inc., 170 Crossways Park Drive, Woodbury, New York 11797. Communications received electronically or in writing are distributed to the Chairman of the Board or other members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication.

Security Ownership of Management and Principal Shareholders

The following table identifies and sets forth certain information concerning the beneficial ownership of Common Stock by each of the Named Executive Officers of the Company (as defined in the Executive Compensation section below), by each incumbent director, including those who are standing for re-election at the Annual Meeting, by all directors and executive officers as a group and by each person (including any group) known by the Company to beneficially own more than five percent of the issued and outstanding Common Stock. Except as otherwise noted, information is given as of March 22, 2004.

Name and Address(1)	Relationship with the Company	Number of Shares Beneficially Owned(2)		Percent of Total Outstanding Shares(3)
FMR Corporation 82 Devonshire Street Boston, MA 02109	Shareholder	27,428,221	(4)	14.1%

Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	Shareholder	17,011,642	(5)	8.7%

Citigroup Inc. 399 Park Avenue New York, NY 10043	Shareholder	12,635,013	(6)	6.5%

Kobi Alexander(a)	Chairman of the Board and Chief Executive Officer	4,105,982	(7)	2.1%

Zeev Bregman	Chief Executive Officer— Comverse	379,267	(8)	*

Dan Bodner	President and Chief Executive Officer—Verint	83,589	(9)	*

David Kreinberg	Executive Vice President and Chief Financial Officer	174,907	(10)	*

Raz Alon	Director	12,150		*

Itsik Danziger	Director	236,750	(11)	*

John H. Friedman(b)(c)(d)	Director	137,300		*

Ron Hiram(a)(b)(c)(d)	Director	91,800	(12)	*

Sam Oolie(a)(b)(c)(d)	Director	102,800	(13)	*

William F. Sorin	Secretary and Director	141,722	(14)	*

All directors and executive officers as a group (10 persons)		5,466,267		2.7%

*	Less than 1%.
(a)	Member of Executive Committee of the Board.
(b)	Member of Audit Committee of the Board.
(c)	Member of Compensation Committee of the Board.
(d)	Member of Corporate Governance and Nominating Committee of the Board.

(1)	Unless otherwise indicated, the address of each of the persons whose name appears in the table above is: c/o Comverse Technology, Inc., 170 Crossways Park Drive, Woodbury, New York 11797.
(2)	The information contained in the table above reflects “beneficial ownership” of Common Stock within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Beneficial ownership reflected in the table above includes restricted stock. It also includes shares issuable upon the exercise of stock options that are exercisable at or within 60 days after March 22, 2004. The table above does not include shares issuable upon the exercise of stock options that are not exercisable until more than 60 days after March 22, 2004. The shares subject to stock options held by the individuals identified above as of March 22, 2004 consist of the following:

	Number of Shares of Common Stock Subject to Options
	Exercisable at or Within 60 days after March 22, 2004	Not Exercisable at or Within 60 days after March 22, 2004
Kobi Alexander	3,901,122	747,875
Zeev Bregman	296,531	346,769
Dan Bodner	47,815	9,562
David Kreinberg	104,779	190,282
Raz Alon	12,150	21,600
Itsik Danziger	236,750	140,625
John H. Friedman	137,300	16,200
Ron Hiram	91,800	16,200
Sam Oolie	102,800	16,200
William F. Sorin	141,722	41,981
All directors and executive officers as a group (10 persons)	5,072,769	1,547,294

(3)	Percentages are calculated in accordance with applicable SEC rules and are based on 195,150,608 shares of Common Stock issued and outstanding on March 22, 2004 excluding, except as otherwise noted, shares of Common Stock issuable upon the exercise of outstanding stock options.
(4)	Reflects beneficial ownership as of December 31, 2003 as reported on a Schedule 13G filed with the SEC on February 17, 2004 by FMR Corp. (the “FMR 13G”) and reports sole voting power with respect to 2,335,959 shares of Common Stock and sole dispositive power with respect to 27,428,221 shares of Common Stock. The FMR 13G reports beneficial ownership of shares of Comverse Stock by Fidelity International Limited, Fidelity Management Trust Company, Strategic Advisers, Inc., Fidelity Management & Research Company, Edward C. Johnson 3d and Abigail P. Johnson and certain affiliates thereof. The voting and investment power of the various holders with respect to these shares of Common Stock is set forth in the Schedule 13G.
(5)	Reflects beneficial ownership as of December 31, 2003 as reported on a Schedule 13G filed with the SEC on February 17, 2004 by Barclays Global Investors, NA (the “Barclays 13G”) and reports sole voting power with respect to 15,965,638 shares of Common Stock and sole dispositive power with respect to 15,977,423 shares of Common Stock. The Barclays 13G reports ownership of shares of Common Stock by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA, and Barclays Private Bank Limited. The voting and investment power of the various holders with respect to these shares of Common Stock is set forth in the Schedule 13G.
(6)	Reflects beneficial ownership as of December 31, 2003 as reported on a Schedule 13G filed with the SEC on February 11, 2004 jointly by Citigroup Inc., and its wholly-owned subsidiary, Citigroup Global Markets Holdings Inc. Citigroup Inc. reported shared voting and dispositive power with respect to 12,635,013 shares of Common Stock. The voting and investment power of the various holders with respect to these shares of Common Stock is set forth in the Schedule 13G.
(7)	Mr. Alexander also is the beneficial owner of 827,263 shares of common stock of Ulticom, Inc. (“Ulticom”), a subsidiary of the Company, and 214,815 common shares of Starhome BV (“Starhome”), a subsidiary of the Company. Mr. Alexander also is the beneficial owner of 459,312 shares of common stock of Verint Systems Inc. (“Verint”), a subsidiary of the Company, which includes 342,955 shares issuable upon the exercise of stock options exercisable at or within 60 days after March 22, 2004. Mr. Alexander also is the beneficial owner of 8.1 shares of common stock of Startel Corporation (“Startel”), and 162 shares of common stock of CTI Capital Corporation (“CTI Capital”), each of which is a subsidiary of the Company, which shares are issuable upon the exercise of stock options exercisable at or within 60 days after March 22, 2004.
(8)	Mr. Bregman also is the beneficial owner of 12,272 shares of common stock of Ulticom, and 2,935 shares of common stock of Verint, which are issuable upon the exercise of stock options exercisable at or within 60 days after March 22, 2004.
(9)	Mr. Bodner also is the beneficial owner of 190,259 shares of common stock of Verint, including 89,359 shares issuable upon the exercise of stock options exercisable at or within 60 days after March 22, 2004.
(10)	Mr. Kreinberg also is the beneficial owner of 37,364 shares of common stock of Ulticom, which includes 27,364 shares issuable upon the exercise of stock options exercisable at or within 60 days after March 22, 2004, and 4,094 shares of common stock of Verint, which are issuable upon the exercise of stock options exercisable at or within 60 days after March 22, 2004.

(11)	Mr. Danziger also is the beneficial owner of 12,272 shares of common stock of Ulticom, and 2,935 shares of common stock of Verint, which are issuable upon the exercise of stock options exercisable at or within 60 days after March 22, 2004.

(12)	Mr. Hiram also is the beneficial owner of 26,000 shares of common stock of Ulticom, of which 25,000 shares are issuable upon the exercise of stock options exercisable at or within 60 days after March 22, 2004.
(13)	Mr. Oolie also is the beneficial owner of 1,000 shares of common stock of Ulticom.
(14)	Mr. Sorin also is the beneficial owner of 11,545 shares of common stock of Ulticom, and 4,403 shares of common stock of Verint, which are issuable upon the exercise of stock options exercisable at or within 60 days after March 22, 2004.

Background of Directors and Executive Officers

The principal occupation and certain other information about the directors and executive officers of the Company are set forth on the following pages.

Kobi Alexander. Mr. Alexander, age 51, is a founder of the Company and has served as Chairman of the Board of Directors since September 1986 and as Chief Executive Officer since April 1987. Mr. Alexander has served as a director of the Company since its formation in October 1984. Mr. Alexander served as President of the Company from its formation in October 1984 until January 2001. Mr. Alexander also served as Co-Managing Director of the Company’s wholly-owned Israeli subsidiary, Comverse Ltd., from its formation in 1982 until October 1986. From October 1984 to September 1986, Mr. Alexander served as Co-Chairman and Co-Chief Executive Officer of the Company. Prior to the formation of Comverse Ltd., in 1980 and 1981, Mr. Alexander served as an independent financial and business consultant to a number of multinational corporations. Between 1978 and 1980, Mr. Alexander worked in the Corporate Finance Department of Shearson Loeb Rhoades (currently a division of Citigroup Inc.). Mr. Alexander received a B.A., magna cum laude, in Economics from the Hebrew University of Jerusalem in 1977, and an M.B.A. in Finance from New York University in 1980. He has served as the Chairman of the High-Tech Research and Development Section of the Israeli Association of Industrialists. Mr. Alexander is also Chairman of the Board and a director of Ulticom and Verint.

Zeev Bregman. Mr. Bregman, age 42, has served as Chief Executive Officer of Comverse, Inc. (“Comverse”) since January 2001. From 1987, Mr. Bregman served in various management and marketing positions within the Company, including Vice President, EMEA Division of Comverse and Vice President, Messaging Division of Comverse. Prior to joining the Company he was employed by Clarity Ltd. Mr. Bregman received a B.Sc., magna cum laude, in Mathematics and Computer Science and a M.Sc., summa cum laude, in Computer Science from Tel Aviv University. He also earned a Kellogg-Recanati International Executive MBA, a joint degree from the Faculty of Management of Tel-Aviv University and Northwestern University.

Dan Bodner. Mr. Bodner, age 45, has served as President and/or Chief Executive Officer of Verint since February 1994. From 1991 to 1998, Mr. Bodner also served as President and Chief Executive Officer of Comverse Government Systems Corp., a former affiliate of Verint. From 1987 to 1991, Mr. Bodner held various management positions with the Company. Prior to joining the Company, Mr. Bodner was employed for two years as Director of Software Development for Contahal Ltd. Mr. Bodner received a B.Sc., cum laude, in Electrical Engineering from the Technion, Israel Institute of Technology, in 1981 and a M.Sc., cum laude, in Telecommunications and Computer Science from Tel Aviv University in 1987. Mr. Bodner also serves as a director of Verint.

David Kreinberg. Mr. Kreinberg, age 39, has served as Executive Vice President and Chief Financial Officer of the Company since September 2002. Previously, Mr. Kreinberg served as the Company’s Vice President of Finance and Chief Financial Officer from May 1999, as Vice President of Finance and Treasurer from April 1996 and as Vice President of Financial Planning from April 1994. Mr. Kreinberg is a Certified Public Accountant, and prior to joining the Company he served as a senior manager at Deloitte & Touche LLP. Mr. Kreinberg received a B.S., summa cum laude, in accounting from Yeshiva University and an M.B.A. in Finance and International Business from Columbia Business School in 1986 and 1990, respectively. Mr. Kreinberg is also a director of Ulticom and Verint.

Raz Alon. Mr. Alon, age 41, has served as a director since December 2003. Since November 2000, Mr. Alon has served as Chairman of TopView Ventures LLC, an investment firm focused on special situation investments in a broad range of industries. From 1998 to 2000, Mr. Alon served as a Director in the mergers and acquisitions department of Merrill Lynch & Co., Inc. with a focus on private equity and financial sponsor clients. From 1996 to 1998, Mr. Alon served as a Director at SG Securities Inc., the U.S. based mergers and acquisitions and merchant banking business unit of Societe Generale SA. From 1991 to 1996, Mr. Alon worked as an investment banker at Lehman Brothers Inc. Mr. Alon received a B.Sc. in Computer Science and Engineering, magna cum laude, from the University of California, Los Angeles in 1988 and an M.B.A. from Harvard Business School in 1991. Mr. Alon is an independent director.

Itsik Danziger. Mr. Danziger, age 55, has served as a director of the Company since November 1998. Mr. Danziger currently serves as an employee of the Company and Chairman of the Board of Directors of Starhome. Mr. Danziger served as President of the Company from January 2001 until March 2003, as Chief Operating Officer of Comverse from January 1998 and additionally as its President from May 1999 until January 2001. From 1985, Mr. Danziger served in various management positions with the Company, including Vice President of research and development, and General Manager and President of the Network Systems Division. Prior to joining the Company, he was employed for 10 years by Tadiran Ltd. in a variety of technical and managerial capacities. Mr. Danziger received a B.Sc. and M.Sc., cum laude, in Electrical Engineering from the Technion, Israel Institute of Technology, in 1974 and 1984, respectively.

John H. Friedman. Mr. Friedman, age 51, has served as a director of the Company since June 1994. Mr. Friedman is Managing Director of Easton Capital Corp., a private investment firm founded by Mr. Friedman in 1991. Mr. Friedman also is Managing Director of Easton Hunt Capital Partners, L.P., a $110 million Small Business Investment Company founded in 1999. From 1989 to 1991, Mr. Friedman was a Managing Director of Security Pacific Capital Investors. Prior to joining that firm, he was a Managing Director of E. M. Warburg, Pincus & Co., Inc., where he was employed from 1981 to 1989. From 1978 to 1980, Mr. Friedman practiced law with the firm of Sullivan & Cromwell in New York City. Mr. Friedman received a B.A., magna cum laude, from Yale University and a J.D. from Yale Law School. Mr. Friedman is also a director of Renovis Inc. and YM BioSciences Inc. Mr. Friedman is an independent director.

Ron Hiram. Mr. Hiram, age 51, has served as a director of the Company since June 2001. Mr. Hiram is a Managing Partner of Eurofund 2000 L.P., a venture capital fund focused on Israeli related companies in the telecommunications, information technology and microelectronic spheres. Previously, Mr. Hiram co-headed TeleSoft Partners’ investment activities in Israel from 2001 to 2002. TeleSoft Partners is a Silicon Valley venture capital fund focusing on companies developing telecommunication-related technologies. From 1994 to 2000, Mr. Hiram served as a Managing Director and Partner of Soros Fund Management LLC (“Soros”), an international hedge fund, devoting the bulk of his time to private equity investments. Prior to joining Soros, Mr. Hiram worked at Lehman Brothers Inc. for thirteen years, most recently serving as Managing Director of a workout and restructuring group. Mr. Hiram was previously a director of the Company in 1986 and 1987. Mr. Hiram received a B. Comm. from the University of Natal, South Africa, in 1978 and an M.B.A. from Columbia University in 1981. Mr. Hiram is also a director of Ulticom. Mr. Hiram is an independent director.

Sam Oolie. Mr. Oolie, age 67, has served as a director of the Company since May 1986. Since August 1995, Mr. Oolie has been Chairman of NoFire Technologies, Inc., a manufacturer of high performance fire retardant products. He has been Chairman of Oolie Enterprises, an investment company, since July 1985. He also served as a director of CFC Associates, a venture capital firm, from January 1984 to December 1999. He was Chairman of The Nostalgia Network, a cable television network, from April 1987 to January 1990 and was Vice Chairman and director of American Mobile Communications, Inc., a cellular telephone company, from February 1987 to July 1989. From February 1962 to July 1985, Mr. Oolie was Chairman, Chief Executive Officer and a director of Food Concepts, Inc., a provider of food services to institutions and hospitals. Mr. Oolie received a B.S. from Massachusetts Institute of Technology in 1958 and an M.B.A. from Harvard Business School in 1961. Mr. Oolie also serves as a director of NCT Group, formerly Noise Cancellation Technologies, Inc. Mr. Oolie is an independent director.

William F. Sorin. Mr. Sorin, age 55, has served as a director and Corporate Secretary of the Company since its formation in October 1984. Mr. Sorin is an attorney engaged in private practice and is Senior General Counsel of the Company. Mr. Sorin received a B.A., Phi Beta Kappa, from Trinity College in 1970 and a J.D., cum laude, from Harvard Law School in 1973. Mr. Sorin is also a director of Ulticom and Verint.

Committees of the Board of Directors

The Board has four standing committees: (1) an Audit Committee, (2) a Compensation Committee, (3) a Corporate Governance and Nominating Committee, and (4) an Executive Committee. The Board has determined that the Audit Committee, Compensation Committee, and the Corporate Governance and Nominating Committee are comprised entirely of independent directors. The Board has also determined that the Executive Committee is comprised of a majority of independent directors.

The Audit Committee assists the Board in fulfilling certain of its responsibilities including (i) overseeing the Company’s financial reporting process, (ii) overseeing the Company’s compliance with legal and regulatory requirements, (iii) reviewing and evaluating the independent auditors’ qualifications and independence, (iv) reviewing the performance of the Company’s internal audit function, if applicable, and its independent auditors and its systems of internal accounting and financial controls, (v) reviewing and authorizing related-party transactions (as defined in the relevant NASDAQ requirements), (vi) overseeing certain aspects of the Company’s Employee Code of Business Conduct and Ethics and (vii) preparing the Committee report required to be included in the Company’s annual proxy statement. Two of the Company’s audit committee members, Messrs. Friedman and Hiram, are audit committee financial experts as defined in item 401(h)(2) of Regulation S-K and pursuant to Section 407 of the Sarbanes-Oxley Act.

The Compensation Committee (i) determines salaries and incentive compensation for the Company’s executive officers, (ii) administers the issuance of awards under the Company’s stock option plans and such other compensation plans as may be assigned by the Board from time to time, (iii) administers the Company’s employee stock purchase plans, and (iv) performs such other duties as may from time to time be assigned by the Board with respect to compensation.

The Corporate Governance and Nominating Committee assists the Board in fulfilling its responsibility to the shareholders, potential shareholders and investment community by (i) identifying individuals qualified to serve as directors and by selecting or recommending that the Board select the nominees for all directorships, whether such directorships are filled by the Board or the shareholders, (ii) developing and recommending to the Board a set of corporate governance guidelines and principles, (iii) overseeing the Company’s Codes of Business Conduct and Ethics (iv) reviewing the overall corporate governance of the Company and recommending improvements, when necessary, and (v) performing such other duties as may from time to time be assigned by the Board with respect to corporate governance.

The Executive Committee is empowered to exercise the full authority of the Board in circumstances when convening the full Board is not practicable.

During the year ended January 31, 2004, there were seven meetings of the Board of Directors of the Company, two meetings and two actions by unanimous written consent of the Executive Committee, two meetings and one action by unanimous written consent of the Corporate Governance and Nominating Committee, eight meetings and four actions by unanimous written consent of the Compensation Committee, and six meetings of the Audit Committee. Each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and of each Committee of which he was a member during the year. The Board has adopted a policy of scheduled executive sessions where the independent directors will meet without management present. Directors are encouraged to attend annual meetings of the Company’s shareholders. Three directors attended the December 16, 2003 Annual Meeting of Shareholders.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including the selection of the Company’s outside auditors and the review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company’s systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements.

The Audit Committee consists of Ron Hiram, John H. Friedman and Sam Oolie. All members of the Audit Committee are “independent”, as independence is defined in Rules 4200 and 4350 of the National Association of Securities Dealers listing standards and further defined in the Company’s By-Laws. Mr. Hiram and Mr. Friedman are audit committee financial experts as defined in item 401(h)(2) of Regulation S-K and pursuant to Section 407 of the Sarbanes-Oxley Act.

Consistent with SEC policies regarding auditors independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended January 31, 2004, all Section 16(a) filing requirements were satisfied.

EQUITY COMPENSATION PLAN INFORMATION

As of January 31, 2004

	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders	23,186,373	(1)	$14.12	7,027,759	(2)
Equity compensation plans not approved by shareholders(3)	0		N.A.	0

Total	23,186,373		$14.12	7,027,759

(1)	Includes 1,111,386 options with a weighted average exercise price of $21.37 under plans assumed in connection with the acquisition of Boston Technology, Inc.
(2)	Includes 2,099,538 shares remaining under the Company’s employee stock purchase plans.
(3)	This table excludes compensation plans from which the Company is no longer issuing shares other than shares to be issued upon exercise of options that are outstanding. As of January 31, 2004, there were options to acquire 100,959 shares with a weighted-average exercise price of $6.52 outstanding under such plans. The Company assumed these options in connection with acquisitions of various entities.

As of March 31, 2004, 22,604,921 shares of Common Stock were reserved for issuance upon the exercise of stock options then outstanding and 4,975,908 shares of Common Stock were available for future grants under the Company’s stock incentive plans. The outstanding options have a weighted average exercise price of $14.17 and an average term to expiration of 6.88 years.

Executive Compensation

The following table presents summary information regarding the compensation paid or accrued by the Company for services rendered during the fiscal years ended January 31, 2002, 2003 and 2004 by its Chief Executive Officer and each of the Company’s four other most highly compensated executive officers (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

	Annual Compensation							Long-Term Compensation
Name and Principal Position	Year Ending	Salary			Bonus(2)			Restricted Stock Awards			Securities Underlying Options(5)		All Other Compensation(7)
Kobi Alexander Chief Executive Officer And Chairman of the Board of Directors	Jan. 2004 Jan. 2003 Jan. 2002	$ $ $	677,386 672,000 403,000	(1) (3)	$ $ $	— — —	(1) (3)	$ $ $	2,999,320 — —	(4)	461,000 1,937,999 600,000	(6)	$ $ $	597,877 653,720 1,316,039

Zeev Bregman Chief Executive Officer, Comverse	Jan. 2004 Jan. 2003 Jan. 2002	$ $ $	161,134 155,120 156,617	(8)	$ $ $	— — —	(9)	$ $ $	1,374,410 — —	(4)	211,300 569,500 300,000	(6)	$ $ $	52,166 43,511 42,829

Dan Bodner President and Chief Executive Officer, Verint	Jan. 2004 Jan. 2003 Jan. 2002	$ $ $	262,500 200,000 200,000		$ $ $	325,000 200,000 50,000		$ $ $	— — —	(10)	— 57,377 30,000	(11) (6)	$ $ $	36,884 4,261 2,000

David Kreinberg Executive Vice President And Chief Financial Officer	Jan. 2004 Jan. 2003 Jan. 2002	$ $ $	262,500 200,000 187,303		$ $ $	250,000 170,000 —		$ $ $	875,080 — —	(4)	134,500 249,351 125,000	(6)	$ $ $	55,550 118,006 211,067

Itsik Danziger President(12)	Jan. 2004 Jan. 2003 Jan. 2002	$ $ $	159,264 151,930 168,287	(13)	$ $ $	— — —		$ $ $	— — —		45,000 482,375 200,000	(6)	$ $ $	47,048 43,574 44,088

(1)	For the year ended January 31, 2004, Mr. Alexander voluntarily waived a $500,000 bonus awarded to him by the Compensation Committee. Includes $5,386 of payments in lieu of earned vacation.
(2)	Includes bonuses accrued for services performed in the year indicated, regardless of the year of payment.

(3)	During the year ended January 31, 2002, Mr. Alexander was entitled under his employment agreements to receive $672,000 in salary and a bonus of approximately $1,500,000. Mr. Alexander voluntarily waived his right to approximately $1,995,000, which was 90% of his salary and bonus, in support of cost-reduction steps taken by the Company. Includes $185,598 of payments in lieu of earned vacation.
(4)	The values indicated are based on the number of restricted shares awarded and the stock price on the issuance date of December 19, 2003. These shares of restricted stock vest 50% on December 19, 2005, 25% on December 19, 2006 and 25% on December 19, 2007. If dividends are paid by the Company, holders of restricted stock are entitled to receive such dividends whether or not the shares of restricted stock are vested. As of January 31, 2004, the total number of restricted stock held by Messrs. Alexander, Bregman and Kreinberg was 179,600, 82,300, and 52,400 respectively. The value of these holdings at the January 30, 2004 closing price per share of Common Stock of $17.55 was $3,151,980, $1,444,365, and $919,620, respectively.
(5)	See “Options to Purchase Subsidiary Shares” for information concerning options held in Ulticom and Verint.
(6)	No Named Executive Officer was granted options in the Company for fiscal 2002 other than options exchanged by the individual as a part of the Stock Option Exchange Program.
(7)	Consists of miscellaneous items, including premium payments and contributions under executive insurance and training plans, 401(k) matching payments and, in the case of Mr. Alexander, the amount includes $466,924, $410,363 and $360,665 accrued in the years ended January 31, 2004, 2003 and 2002, respectively, for payments due on termination of employment for any reason pursuant to the terms of his employment agreements with the Company and $64,313, $191,313, and $903,197 paid in the years ended January 31, 2004, 2003 and 2002, respectively, in premiums for life insurance, of which $0, $125,000, and $825,000, respectively, was provided under arrangements whereby the Company is entitled to reimbursement of premiums paid under the arrangements from the benefit payments or cash surrender value. In the case of Mr. Kreinberg, the amount includes $2,160, $2,160, and $115,160 paid in the years ended January 31, 2004, 2003 and 2002, respectively, in premiums for life insurance, of which $113,000 for the year ended January 31, 2002 was provided under arrangements whereby the Company is entitled to reimbursement of the premiums paid under the arrangements from the benefit payments or cash surrender value. In the case of Mr. Kreinberg, the amount also includes $40,000, $100,000 and $80,000 accrued in the years ended January 31, 2004, 2003 and 2002, respectively, for payments due on the termination of his employment for any reason with the Company.
(8)	During the year ended January 31, 2004, Mr. Bregman voluntarily waived approximately $57,000 of an increase in his salary and certain related benefits in recognition that Comverse employees generally did not receive salary increases in fiscal 2003.
(9)	For the year ended January 31, 2004, Mr. Bregman voluntarily waived a $250,000 bonus awarded to him by the Compensation Committee.
(10)	Mr. Bodner was not granted any restricted shares in the Company. On December 12, 2003, Mr. Bodner was granted 55,900 restricted shares of Verint with a value of $1,285,700 on such issuance date. These shares of restricted stock vest 50% on December 12, 2005, 25% on December 12, 2006 and 25% on December 12, 2007. If dividends are paid by Verint, Mr. Bodner is entitled to receive such dividends whether or not the shares of restricted stock are vested. As of January 31, 2004, the total number of restricted stock of Verint held by Mr. Bodner was 55,900. The value of these holdings at the January 30, 2004 closing price per share of Verint of $24.60 was $1,375,140.
(11)	See footnote 1 to “Stock Option Grants in Last Fiscal Year,” which describes Mr. Bodner’s Verint option grant. Mr. Bodner was not granted options in the Company for fiscal 2003.
(12)	Mr. Danziger served as President of the Company from January 2001 until March 2003. Mr. Danziger currently serves as an employee and a director of the Company.
(13)	Includes $1,820 of payments in lieu of earned vacation.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information concerning options to purchase shares of Common Stock granted during the year ended January 31, 2004 to the Named Executive Officers under the Company’s employee stock option plans:

Individual Grants

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Period	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term*
					5%	10%
Kobi Alexander	461,000	8.7%	$16.70	December 19, 2013	$4,841,671	$12,269,745
Zeev Bregman	211,300	4.0%	$16.70	December 19, 2013	$2,219,187	$5,623,855
Dan Bodner(1)	—	—	—	—	—	—
David Kreinberg	134,500	2.5%	$16.70	December 19, 2013	$1,412,592	$3,579,785
Itsik Danziger	45,000	0.8%	$16.70	December 19, 2013	$472,614	$1,197,697

*	Represents the gain that would be realized if the options were held for their entire term and the value of the underlying shares increased at compounded annual rates of 5% and 10% from the fair market value at the date of option grants.
(1)	Mr. Bodner was granted options to purchase 80,000 shares of Verint at an exercise price of $17.00 per share with an expiration date of March 5, 2013. Assuming the options were held for their entire ten-year term and the value of the underlying shares increased at compounded annual rates of 5% and 10%, the potential realizable value would be $855,297 and $2,167,490, respectively. Mr. Bodner was also granted options to purchase 37,200 shares of Verint at an exercise price of $23.00 per share with an expiration date of December 12, 2013. Assuming the options were held for their entire ten-year term and the value of the underlying shares increased at compounded annual rates of 5% and 10%, the potential realizable value would be $538,082 and $1,363,606, respectively.

The options in the above table vest in increments over the period of four years from the date of grant. The exercise price of the options is equal to the fair market value of the underlying shares at the date of grant.

OPTION EXERCISES AND YEAR-END VALUE TABLE

The following table sets forth, as to each Named Executive Officer, the shares of Common Stock acquired on exercise of options during the year ended January 31, 2004, value realized, number of unexercised options held at January 31, 2004, currently exercisable and subject to future vesting, and the value of such options based on the closing price of the underlying shares on the NASDAQ of $17.55 on January 30, 2004, net of the associated exercise price.

Aggregated Option Exercises in the Year Ended January 31, 2004

and Value of Unexercised Options at January 31, 2004

	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Kobi Alexander(1)	824,740	$10,679,689	3,837,373	811,624	$27,521,682	$2,856,737
Zeev Bregman(2)	250,000	$1,894,167	267,312	375,988	$1,879,203	$1,337,362
Dan Bodner(3)	—	$—	46,221	11,156	$324,934	$78,427
David Kreinberg(4)	142,000	$1,014,207	92,826	202,235	$653,558	$590,502
Itsik Danziger(5)	352,500	$2,550,013	215,500	161,875	$1,514,965	$859,881

See “Options to Purchase Subsidiary Shares” for information regarding the grant to certain executive officers of options to purchase shares of subsidiaries of the Company.

(1)	As of January 31, 2004, Mr. Alexander also owned options to purchase (i) 359,574 shares of common stock of Verint valued at $7,346,716 all of which were exercisable and none of which were exercised during the year ended January 31, 2004, (ii) 8.1 shares of common stock of Startel, all of which were exercisable and none of which were exercised during the year ended January 31, 2004, and (iii) 162 shares of common stock of CTI Capital, all of which were exercisable and none of which were exercised during the year ended January 31, 2004.

(2)	Mr. Bregman realized $93,783 on the exercise of options to purchase 5,872 shares of Verint common stock and $183,833 on the exercise of options to purchase 24,546 shares of Ulticom common stock during the year ended January 31, 2004. As of January 31, 2004, Mr. Bregman also owned options to purchase (i) 5,870 shares of common stock of Verint valued at $93,409, none of which were exercisable, (ii) 12,272 shares of common stock of Ulticom, valued at $111,847, none of which were exercisable and (iii) 22,400 common shares of Starhome, none of which were exercisable.

(3)	Mr. Bodner realized $1,289,733 on the exercise of options to purchase 69,349 shares of Verint common stock during the year ended January 31, 2004. As of January 31, 2004, Mr. Bodner also owned options to purchase 310,084 shares of common stock of Verint valued at $3,437,895, of which options to purchase 111,181 shares, valued at $1,822,050, were exercisable.

(4)	Mr. Kreinberg realized $347,278 on the exercise of options to purchase 46,272 shares of Ulticom common stock during the year ended January 31, 2004. As of January 31, 2004, Mr. Kreinberg also owned options to purchase (i) 11,741 shares of common stock of Verint, valued at $151,737, of which options to purchase 3,670 shares, valued at $50,135 were exercisable, (ii) 27,364 shares of common stock of Ulticom, valued at $249,395, of which options to purchase 2,819 shares, valued at $25,692 were exercisable and (iii) 9,000 common shares of Starhome, none of which were exercisable.

(5)	Mr. Danziger realized $94,761 on the exercise of options to purchase 5,872 shares of Verint common stock and $236,724 on the exercise of options to purchase 31,546 shares of Ulticom common stock during the year ended January 31, 2004. As of January 31, 2004, Mr. Danziger also owned options to purchase (i) 5,870 shares of common stock of Verint valued at $93,409, none of which were exercisable, (ii) 12,272 shares of common stock of Ulticom, valued at $111,847, none of which were exercisable, and (iii) 22,400 common shares of Starhome, none of which were exercisable.

Employment Agreements

The Company is obligated under employment contracts with Kobi Alexander, its Chairman and Chief Executive Officer, to provide compensation, insurance and fringe benefits through February 1, 2007. Minimum salary payments under the contracts currently amount to $672,000 per year. For fiscal 2003, the Compensation Committee granted Mr. Alexander a bonus of $500,000, which he voluntarily waived. Under the Company’s 2004 Management Incentive Plan for fiscal 2004, Mr. Alexander also is eligible to receive an annual cash bonus determined by specific quantitative targets established in advance by the Compensation Committee. Following termination of his employment with the Company the executive is entitled to receive a severance payment equal to $165,077 times the number of years from January 1983, the amount of which payment increases at the rate of 10% per annum compounded for each year of employment following December 31, 2004, plus continued fringe benefits for three years. In addition to the severance payment, if the executive’s employment is terminated by the Company without “cause”, or by the executive for “good reason”, the executive is entitled to his salary and pro-rata bonus through the date of termination plus three times the executive’s annual salary and three times his annual bonus. If such termination occurs within three months before or within two years following a change in control of the Company, the executive is additionally entitled to the accelerated vesting of all stock options and restricted stock, and payments sufficient to reimburse any associated excise tax liability and income tax resulting from such reimbursement. Stock options and restricted stock granted the executive become fully vested, exercisable and nonforfeitable in the event of the executive’s death or disability. Insurance benefits include life insurance providing cumulative death benefits of approximately $30,000,000, including amounts provided under an arrangement through which the Company is to be reimbursed premiums from the benefit payments or cash surrender value.

The Company is obligated under an agreement with Zeev Bregman, the Chief Executive Officer of Comverse, to provide compensation and fringe benefits through February 1, 2007. Effective from August 1, 2003, Mr. Bregman is entitled to a base monthly salary of approximately 103,000 Israeli shekels, (resulting in a current annual salary equal to approximately $275,000), an increase from his previous salary of 60,000 Israeli shekels a month. For the period until July 31, 2004, Mr. Bregman voluntarily waived the increase he received in his salary and certain related benefits in recognition that Comverse employees generally did not receive salary increases in fiscal 2003. For fiscal 2003, Mr. Bregman was granted a bonus of $250,000 by the Compensation Committee, which he voluntarily waived. Under the Company’s 2004 Management Incentive Plan, Mr. Bregman’s fiscal 2004 bonuses will be determined by specific quantitative targets established in advance by the Compensation Committee. Following termination of his employment with the Company the executive is entitled to continued fringe benefits for eighteen months. If the executive’s employment is terminated by the Company without “cause”, or by the executive for “good reason”, the executive is entitled to his salary and pro-rata bonus through the date of termination plus one year of additional annual salary and bonus. If such termination occurs within three months before or within two years following a change in control of the Company, the executive is entitled to his salary and pro-rata bonus through the date of termination plus three times the executive’s annual salary and three times his annual bonus, the accelerated vesting of all stock options and restricted stock. Stock options and restricted stock granted the executive become fully vested, exercisable and nonforfeitable in the event of the executive’s death or disability.

Mr. Bodner is employed as President and Chief Executive Officer of Verint at an annual salary of $325,000. Mr. Bodner also is eligible to receive an annual cash bonus, at the discretion of the Verint Compensation Committee, based upon its assessment of the performance of Mr. Bodner and Verint, and he receives certain other fringe benefits.

The Company is obligated under an employment contract with David Kreinberg, its Executive Vice President and Chief Financial Officer, to provide compensation, insurance and fringe benefits through February 1, 2007. Minimum salary payments under the contract currently amount to $325,000 per year. For fiscal 2003, Mr. Kreinberg was granted a bonus of $250,000 by the Compensation Committee. Under the Company’s 2004 Management Incentive Plan, Mr. Kreinberg’s fiscal 2004 bonuses will be determined by specific quantitative targets established in advance by the Compensation Committee. Following termination of his employment with the Company the executive is entitled to receive a severance payment equal to $22,000 times the number of years from and including 1994, the first year of his employment with the Company, the amount of which payment increases at the rate of 10% per annum compounded for each year of employment following January 31, 2004, plus continued fringe benefits for eighteen months. In addition to the severance payment, if the executive’s employment is terminated by the Company without “cause”, or by the executive for “good reason”, the executive is entitled to his salary and pro-rata bonus through the date of termination plus one year of additional annual salary and bonus. If such termination occurs within three months before or within two years following a change in control of the Company, the executive is entitled to his salary and pro-rata bonus through the date of termination plus three times the executive’s annual salary and three times his annual bonus, the accelerated vesting of all stock options and restricted stock, and payments sufficient to reimburse any associated excise tax liability and income tax resulting from such reimbursement. Stock options and restricted stock granted the executive become fully vested, exercisable and nonforfeitable in the event of the executive’s death or disability. Insurance benefits include life insurance providing cumulative death benefits of approximately $12,500,000, including amounts provided under an arrangement through which the Company is to be reimbursed premiums from the benefit payments or cash surrender value.

Compensation of Directors

Each independent director receives compensation in the amount of $2,750 for each meeting of the Board and for attendance at certain committee meetings of the Board. Each independent director also is entitled to receive an annual stock option grant under the Company’s Stock Option Plans entitling such director to purchase 27,000 shares of Common Stock at a price per share equal to the fair market value of the Common Stock as reported on the NASDAQ on the date two business days after the publication of the audited year-end financial statements of the Company. Such options vest and become non-forfeitable incrementally, to the extent of 5,400 shares per meeting of the Board, and any committees of the Board of which such director is a member and attended by the recipient during the year of grant. Each independent director is entitled to reimbursement of expenses incurred for attendance at meetings of the Board, up to the amount of $2,000 for each meeting attended.

Severance Benefits Following a Change in Control

The Company has instituted severance benefits arrangements for eligible employees, other than Messrs. Alexander, Bregman and Kreinberg (whose benefits are described above), due in the event of the termination of employment, within two years following a change in control of the Company, either by the Company without cause or by an employee under specified circumstances. In the event of such termination following a change in control, key executives, as designated from time to time by the Compensation Committee, are generally entitled to receive (a) payment of salary and pro-rated bonus through the date of termination (computed at the rates then in effect or, if higher, during specified periods prior to the date of change in control), (b) an additional payment equal to the sum of annual salary and bonus (as so computed), (c) the accelerated vesting of all stock options and retirement benefits, (d) continuation for one additional year of certain employment-related benefits and (e) in the discretion of the Compensation Committee, a payment in an amount necessary to discharge without cost to the employee any excise tax imposed in respect of the payments due under the severance arrangement. Other employees generally are entitled to receive, in the event of the involuntary termination of their employment following a change in control, (a) payment of their then current salary through the date of termination, (b) an additional payment equal to one month of salary for each year of employment with the Company, up to a maximum of twelve months, (c) the accelerated vesting of stock options and retirement benefits, and (d) continuation of certain employment-related benefits.

Compensation Committee Interlocks and Insider Participation

None.

Options to Purchase Subsidiary Shares

Certain executive officers and other employees of the Company and its subsidiaries, have been granted options to acquire shares of certain subsidiaries and affiliates of the Company, other than Comverse. Such option awards are not tied to the performance of the respective subsidiaries or affiliates, but generally are intended to incentivize employees in the units in which they are employed and for which they have direct responsibility. The amount of shares issuable upon exercise of such options varies among the subsidiaries and affiliates affected, not exceeding in any instance 20% of the shares outstanding of the respective subsidiary or affiliate assuming exercise in full. These options have terms ranging up to 15 years and become exercisable and vest over various periods ranging up to seven years from the date of initial grant. The exercise price of each option is equal to the higher of the book value of the underlying shares at the date of grant or the fair market value of such shares at that date determined by the Board of Directors of the applicable subsidiary or affiliate or by a committee of the Board of Directors of the Company.

These options (and any shares received by the holders upon exercise) provide the option holders with a potentially larger equity interest in the respective subsidiaries and affiliates than in the Company, which, under certain circumstances, could cause the option holders’ interests to conflict with those of the Company’s shareholders generally.

Certain Relationships and Related Transactions

From February 1, 2003 until January 31, 2004, the Company paid or accrued legal fees to William F. Sorin, a director and Senior General Counsel of the Company, in the amount of $84,313 for legal services rendered to the Company during such period.

Report of the Compensation Committee Concerning Executive Compensation

The Compensation Committee is composed entirely of independent directors and is responsible for the establishment and oversight of the Company’s executive compensation program. It reviews, recommends and approves the compensation of the Chairman and Chief Executive Officer and other executive officers of the Company.

The Company’s executive compensation program is intended to motivate and reward highly qualified executives for long-term strategic management and the enhancement of shareholder value and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company. The program is oriented heavily toward long-term incentive compensation tied to increases in shareholder value.

The Compensation Committee conducts a review of the Company’s executive compensation program to permit an evaluation of the Company’s performance and its executive compensation in the context of the compensation programs of other companies. This review is performed with the assistance of an independent outside consultant whose services are retained by the Compensation Committee. This review includes analyzing survey data comparing the competitiveness of the Company’s executive compensation with a select group of companies. The key elements of the Company’s executive compensation program consist of base salary, an annual cash incentive program, and a long-term incentive program consisting of stock incentive compensation. During fiscal 2003, certain executive officers of the Company were eligible for discretionary annual bonuses. Messrs. Alexander and Bregman voluntarily waived their fiscal 2003 annual bonuses in the amounts of $500,000 and $250,000, respectively. The Company also granted stock options and restricted stock to executive officers during fiscal 2003. Those grants were designed to align the interests of each executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company.

The number of shares subject to each option and restricted stock grant issuance is based on the executive officer’s current position with the Company, the size of comparable awards made to individuals in similar positions, the individual’s potential for increased responsibility and promotion over the term of the award and the individual’s personal performance in recent periods. The Company’s executive compensation program also considers the number of unvested options or shares of Common Stock held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative share holdings of the Company’s executive officers.

Salary levels throughout the Company’s distinct business units are reviewed annually, and are adjusted periodically when the Company believes that adjustments are required, taking into account competitive factors in the industries and locations of the Company’s activities, as well as performance of the Company’s individual business units. In establishing compensation levels throughout the organization, the Company relies to a significant extent on its direct experience in the recruitment of personnel as well as reported compensation levels of senior management of other, similarly situated companies. Supplemental cash bonus awards are made in accordance with recommendations by senior management, and in certain instances in accordance with formulas based on the financial performance of the Company or its individual business units.

Historically, employees of the Company have benefited from the Company’s practice of awarding stock options to personnel throughout the organization, and the resulting value associated with the increase in the market price of the Company’s shares. The Committee believes that equity-based incentive arrangements, such as employee stock options, restricted stock and employee stock purchase plans, are among the most effective means available to the Company of aligning the interests of employees with the objectives of shareholders generally, and of building their long term commitment to the organization. The Company emphasizes stock option awards as an essential element of the compensation package available to its executives and employees. The Company considers both available competitive data and subjective performance evaluations in determining the amount of long-term incentive compensation to grant to its officers and key employees. Stock options typically vest in increments over four years to encourage long-term commitment to the Company by the grantees.

Certain key executives and other employees have options entitling them to acquire shares of certain of the Company’s subsidiaries and affiliates, as a means of providing incentives directly tied to the performance of those business units with which the recipients are directly involved. (See “Options to Purchase Subsidiary Shares”). These options (and any shares received by the holders upon exercise) provide the option holders with a potentially larger equity interest in the respective subsidiaries and affiliates than in the Company, which, under certain circumstances, could cause the option holders’ interests to conflict with those of the Company’s shareholders generally.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to the Chief Executive Officer and each of the Company’s other four most highly paid executive officers. Certain performance-based compensation that has been approved by shareholders is not subject to the deduction limit. Based on shareholder approval at the Company’s December 16, 2003 Annual Meeting of the Company’s 2004 Management Incentive Plan, executive officers’ incentive compensation awarded under that plan is deductible.

Compensation of the Chief Executive Officer

The Board of Directors believes Mr. Alexander, the Chairman and Chief Executive Officer, has provided effective leadership and executed a successful business plan for the Company.

The Compensation Committee believes that Mr. Alexander has guided the Company successfully during an extremely difficult business environment, attracted and retained a high caliber management team, and returned the Company to profitability. In support of the Company’s cost-reduction efforts, Mr. Alexander has not received an increase in salary this year or during the previous three years. In further support of the Company’s cost-reduction efforts, Mr. Alexander also voluntarily waived over $1.9 million in salary and bonus for the year ended January 31, 2002. Mr. Alexander did not receive a bonus for the year ended January 31, 2003 and he voluntarily waived a $500,000 bonus for the year ended January 31, 2004.

Base Salary. Mr. Alexander received a base salary of $672,000 for the year ended January 31, 2004 pursuant to his employment agreements.

Annual Incentive Program. For fiscal 2003, Mr. Alexander voluntarily waived a $500,000 bonus awarded to him by the Compensation Committee in recognition of his leadership, vision and exceptional performance in leading the Company to sequential growth and improved operating results in each quarter, and meeting the Company’s goal of returning to profitability by the fourth quarter of fiscal 2003.

Long-Term Compensation. In consultation with a leading independent consulting firm, the Compensation Committee awarded Mr. Alexander 179,600 restricted shares and 461,000 stock options. As with the stock options provided to all other Company employees, Mr. Alexander’s options will vest over four years and have a ten-year term. The realization of remuneration from Mr. Alexander’s equity awards will depend on the future performance of the Company and the value of its stock.

The Compensation Committee
John H. Friedman, Chairman
Sam Oolie
Ron Hiram

Stock Performance Graph

The following table compares the five year cumulative return on a hypothetical investment in Comverse Technology, Inc. (CMVT), the S&P 500 Index and the S&P 500 Telecommunications Equipment Index, assuming an investment of $100 on January 31, 1999 and the reinvestment of any dividends.

Total Return To Shareholders

(Includes reinvestment of dividends)

	ANNUAL RETURN PERCENTAGE Years Ending
Company / Index	Jan00	Jan01	Jan02	Jan03	Jan04
COMVERSE TECHNOLOGY INC	156.03	58.06	-81.14	-55.45	84.35
S&P 500 INDEX	10.35	-0.90	-16.15	-23.02	34.57
S&P 500 TELECOMMUNICATIONS EQUIPMENT	65.58	-38.31	-70.75	-48.34	77.85

Company / Index	Base Period Jan99	INDEXED RETURNS Years Ending
		Jan00	Jan01	Jan02	Jan03	Jan04
COMVERSE TECHNOLOGY INC	100	256.03	404.69	76.32	34.00	62.68
S&P 500 INDEX	100	110.35	109.35	91.70	70.59	94.99
S&P 500 TELECOMMUNICATIONS EQUIPMENT	100	165.58	102.14	29.87	15.43	27.45

Report of the Audit Committee

Concerning the Company’s Audited Financial Statements

for the Fiscal Year Ended January 31, 2004.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Committee has met and held discussions with management and the independent auditors regarding the fair and complete presentation of the Company’s results. The Committee has discussed critical accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU380), SAS 99 (Codification of Fraud in a Financial Statement Audit) and Securities and Exchange Commission rules discussed in Final Releases Nos. 33-8183 and 33-8183a.

In addition, the Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Committee also has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence. The Committee has concluded that the independent auditors are independent from the Company and its management.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2004, for filing with the Securities and Exchange Commission. The Committee has selected and the Board of Directors has ratified, subject to shareholder approval, the selection of the Company’s independent auditors.

The Audit Committee
John H. Friedman, Chairman
Ron Hiram
Sam Oolie

The information contained in the (i) Report of the Audit Committee, (ii) Report of the Compensation Committee and (iii) Performance Graph shall not be deemed to be “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING

Proposal No. 1—Election of Directors

It is the intention of the Board of Directors to nominate at the Annual Meeting each of the individuals named below for election as the Board of Directors of the Company until the next Annual Meeting of Shareholders and the election of their qualified successors, or their earlier resignation or removal. In the event that any of such nominees should become unwilling or unable to stand for election at the Annual Meeting for any reason, at present unknown, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominee or nominees as the Board of Directors may designate.

Kobi Alexander	Raz Alon	Itsik Danziger
John H. Friedman	Ron Hiram	Sam Oolie
William F. Sorin

The Board of Directors recommends the election at the Annual Meeting of the seven individuals named above.

Proposal No. 2—Adoption of the 2004 Stock Incentive Compensation Plan

Introduction

The Board of Directors has approved the 2004 Stock Incentive Compensation Plan (the “Incentive Plan”) and has recommended that the Incentive Plan be submitted to the shareholders for adoption at the Annual Meeting. The purposes of the Incentive Plan are to attract, retain and motivate directors, employees and consultants, to align their respective interests with shareholders’ interests through equity-based compensation and to permit the granting of awards that is intended to constitute performance-based compensation for certain executive officers under Section 162(m) of the Code. Shareholder approval of the Incentive Plan is required by the NASDAQ, where our stock is listed, and is necessary to ensure that the Company is not limited in deducting for income tax purposes certain “performance-based compensation,” and is also necessary in order to be able to grant our employees incentive stock options (or ISOs).

As of March 31, 2004, 22,604,921 shares of Common Stock were reserved for issuance upon the exercise of stock options then outstanding and 4,975,908 shares of Common Stock were available for future grant under the Company’s stock incentive plans. The outstanding options have a weighted average exercise price of $14.17 and an average term to expiration of 6.88 years.

The Board of Directors recommends a vote for the adoption of this proposal.

Summary of the Incentive Plan

The following summary describes the material terms of the Incentive Plan but is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached as Annex B to this Proxy Statement. Capitalized terms not otherwise defined in this summary have the meanings given to them in the text of the Incentive Plan.

Administration. The Incentive Plan will be administered by the Compensation Committee, which will consist of at least three directors who are intended to be “non-employee directors” as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “outside directors” within the meaning of Section 162(m) of the Code. The Compensation Committee has the authority to determine the recipients of Awards (as defined below), the timing of Awards and the type, size and terms of each Award. It also has the authority to construe, interpret and implement the Incentive Plan, including adopting rules thereunder.

Shares Available Under the Incentive Plan. The total number of shares of Common Stock available for Awards under the Incentive Plan is 2,500,000 shares. These shares may consist of authorized and unissued shares or treasury shares. The maximum number of shares of Common Stock subject to all Awards that may be awarded to any participant in the Incentive Plan may not exceed 1,000,000 during any calendar year (the “Individual Limit”). These numbers may be adjusted upon changes in the capitalization of the Company. In addition, if any shares subject to an Award are forfeited or such Award otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, will again be available for Awards under the Incentive Plan. Lastly, any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company do not (i) reduce the shares available for Awards under the Incentive Plan or (ii) count against the Individual Limit.

Eligibility. Employees or consultants of the Company or any of its subsidiaries or affiliates and non-employee directors of the Company selected by the Compensation Committee are eligible to receive Awards under the Incentive Plan (each, a “Plan Participant”). In each fiscal year of the Company, each non-employee director shall receive options to purchase not more than 27,000 shares of Common Stock. As of March 31, 2004, the Company estimates that it had approximately 4,700 employees, consultants and non-employee directors. As of that date, no Awards had been made under the Incentive Plan, and it is not possible to determine the benefits or amounts that will be received by any particular employee, consultant, non-employee director or group of them in the future.

Awards Under the Incentive Plan. The Incentive Plan provides, in general, for grants of incentive stock options described in Code Section 422 (“ISOs”), options to acquire Common Stock that do not qualify as ISOs (“Nonqualified Options”, and, together with ISOs, “Options”), stock appreciation rights (“SARs”), restricted stock (“Restricted Stock”) and deferred stock (“Deferred Stock”) (each of the foregoing grants, an “Award”). Awards may be granted alone or in tandem, and on such terms and conditions as the Compensation Committee determines, subject to certain limitations contained in the Incentive Plan.

Options and SARs. An Option Award is the right to purchase a specified number of shares of Common Stock, Deferred Stock or Restricted Stock (as selected by the Compensation Committee) from the Company for a specified time period at a fixed price. The option agreement will specify when an Option may be exercised and conditions applicable to it. The exercise price of each Option will be determined by the Compensation Committee, but the exercise price of an ISO must not be less than the Fair Market Value (as defined in the Incentive Plan) of a share of Common Stock on the grant date. The exercise price of an ISO granted to a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary (“Ten Percent Shareholder”) must not be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant. If granted expressly in lieu of cash compensation, the exercise price of a Non-Qualified Option may be set at a discount of not more than 15% from Fair Market Value on the grant date.

Except as provided in an Option agreement, the option price of the shares of Common Stock upon the exercise of an Option is to be paid in full at the time of the exercise, in cash, in shares of Common Stock valued at Fair Market Value on the date of exercise or a combination of cash and such shares of Common Stock, or through a cashless exercise method; provided, however, that shares used for payment must be shares of Common Stock held by the optionee for more than six months. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. With the consent of the Compensation Committee, payment upon the exercise of a Non-Qualified Option may be made in whole or in part by Restricted Stock. In such case the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor. The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the Incentive Plan.

A SAR Award is the right to receive a payment in cash, Common Stock, Restricted Stock or Deferred Stock (as selected by the Compensation Committee) equal to the increase in the Fair Market Value of a specified number of shares of Common Stock from the date of grant of the SAR to the date of exercise. A SAR may be granted in tandem with an Option (“Tandem SAR”) or separately (“Freestanding SAR”). A Tandem SAR may be granted at the time of the Option grant or at any time during the Option term, and will be exercisable to the extent that the related Option is exercisable. Upon exercise of a SAR, a Plan Participant will receive an amount equal to the excess of the Fair Market Value of the shares of Common Stock covered by the SAR on the exercise date over the SARs base price, which will be (i) the related Option price, in case of a Tandem SAR, and (ii) as determined by the Committee (but not less than 85% of the Fair Market Value of the Common Stock on the grant date) in the case of a Freestanding SAR.

The term of an Option or a SAR may not be greater than 10 years, except that the term of an ISO granted to a Ten Percent Shareholder may not be greater than five years. No SAR can be exercised within the first six months of its grant. If a Plan Participant’s service with the Company or its affiliates terminates by reason of death or disability, all unexercised Options and SARs held by him or her become immediately exercisable, unless otherwise specified in the Award agreement. If a Plan Participant’s service with the Company or its affiliates terminates for any other reason, all unexercised Options and SARs held by him or her terminate on the date specified in the Award agreement or, if none is specified, 90 days after such termination of service, except that all unexercised Options and SARs held by a non-employee director terminate on the date specified in the Award agreement, or, if none is specified, three years after such termination of service. However, the Compensation Committee may extend the period during which a Plan Participant may exercise an Option or SAR for not more than three years after termination of his or her service with the Company or its affiliates.

Deferred Stock and Restricted Stock. Deferred Stock Awards are agreements by the Company to deliver a specified number of shares of Common Stock at the end of a specified deferral period. Dividends declared during the deferral period with respect to shares covered by a Deferred Stock Award may or may not be paid, deferred or reinvested as determined by the Compensation Committee and specified in the Deferred Stock agreement. The deferral period, which is determined by the Compensation Committee, shall provide a three-year minimum period before a deferred stock award shall be fully delivered. The Committee may condition the grant of Deferred Stock Awards or the expiration of the deferral period upon the holder’s achievement of specified performance goals. The Committee may accelerate the delivery of Deferred Stock Awards or waive the deferral limitations on such Awards in certain circumstances including, among others, a holder’s death, disability or a Change in Control.

Restricted Stock Awards are grants of shares of Common Stock that are subject to forfeiture upon the happening of specified events. Restricted Stock Awards will be evidenced by Restricted Stock agreements. Unless otherwise determined by the Compensation Committee, during the restriction period the holder will have the right to receive dividends from and vote the shares of Restricted Stock. The restriction period, which is determined by the Committee, shall provide a three-year minimum period before a restricted stock award shall fully vest. The Committee may condition the grant of Restricted Stock Awards or the expiration of the restriction period upon the holder’s achievement of specified performance goals. The Committee also may modify or accelerate the vesting and delivery of shares of Restricted Stock in certain circumstances including, among others, a holder’s death, disability or a Change in Control.

Performance Based Awards. The Compensation Committee may condition the grant of any Award or the lapse of any Deferral or Restriction Period (or any combination thereof) upon the holder’s achievement of a “performance goal” that is established by the Compensation Committee before the grant of the Award. For this purpose, a “Performance Goal” means a goal that must be met by the end of a period specified by the Compensation Committee (but that is substantially uncertain to be met before the grant of the Award) based upon: (i) the price of Common Stock; (ii) the market share of the Company, its subsidiaries or affiliates (or any business unit thereof); (iii) sales by the Company, its subsidiaries or affiliates (or any business unit thereof); (iv) earnings per share of Common Stock; (v) pre-tax or net income of the Company, its subsidiaries or affiliates (or any business unit thereof); (vi) net revenue, operating income, or cash flow of the Company, its subsidiaries, or affiliates (or any business unit thereof); (vii) return on assets, investments or shareholder equity of the Company; or (viii) costs of the Company, its subsidiaries or affiliates (or any business unit thereof). An Award that is subject to the achievement of a Performance Goal is, for the purposes of the Incentive Plan, referred to as a “Performance Based Award.” The Committee has discretion to determine the specific targets with respect to each of these categories of Performance Goals. Before granting an Award or permitting the lapse of any Deferral or Restriction Period, the Committee must certify that an individual has satisfied the applicable Performance Goal. In its discretion, the Committee may reduce the amount available to vest, become exercisable or be delivered or paid under any Performance Based Award based on factors it determines appropriate.

In general, payments under Performance Based Awards are intended to constitute qualified performance-based compensation which, if received by an employee (a “Section 162(m) Covered Employee”) covered by Section 162(m) of the Code (“Section 162(m)”) (generally, the Company’s Chief Executive Officer and four other highest paid executive officers), would be excluded from the Section 162(m) limit on deductibility.

Transferability. In general, Awards may not be pledged, assigned or transferred for any reason during the holder’s lifetime. The Compensation Committee may grant Awards (except ISOs) that are transferable by the holder during his lifetime, provided that the transferee of the holder is subject to the provisions of the agreement between the Company and the holder.

Adjustment upon a Change in Control. Upon the occurrence of any “change in control” of the Company (as defined in the Incentive Plan), other than a “hostile change in control” (as defined in the Incentive Plan), the Committee may elect to provide that all outstanding Options and SARs will immediately vest and become exercisable, each Deferral Period and Restriction Period will immediately lapse or all shares of Deferred Stock subject to outstanding Awards will be issued and delivered to holders. In the event of “hostile change in control,” each of the foregoing actions would occur automatically upon such change in control. Before any change in control, the Committee may, without the consent of any holder of an Option or SAR, (i) require the entity effecting a change in control to assume all outstanding Options and SAR or substitute equivalent options and stock appreciation rights, or (ii) terminate and cancel all outstanding Options and SARs upon the change in control and cause the payment to each holder of Options and SARs a cash amount calculated in accordance with the Incentive Plan.

Adjustments Upon Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to shareholders other than a regular cash dividend, the Board may make appropriate adjustment in the number and kind of shares authorized by the Plan, the Individual Limit, and any adjustments to outstanding Awards as it determines appropriate. No fractional shares of Common Stock will be issued as a result of such adjustment, and the Committee may determine to pay the Fair Market Value of any fractional shares resulting from such adjustments in cash.

Tax Withholding. In connection with the transfer of shares of Common Stock as a result of the exercise or vesting of an Award or upon any other event that would subject the holder of the Award to taxation, the Company will have the right (a) (1) to require the holder to pay an amount in cash or (2) to retain or sell without notice, or to demand surrender of, shares of Common Stock in value sufficient to cover the minimum amount of any tax, including any Federal, state or local income tax, required by any governmental entity to be withheld or otherwise deducted and paid with respect to such transfer (“Withholding Tax”), and (b) to make payment (or to reimburse itself for payment made) to the appropriate taxing authority of an amount in cash equal to the amount of such Withholding Tax, remitting any balance to the holder.

Effective Date, Termination and Amendment. The Incentive Plan will become effective upon approval by the shareholders of the Company and will remain in effect until the earlier of June 14, 2014 or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without shareholder approval which shall (i) increase (with certain exceptions) the number of shares available for issuance under the Incentive Plan, (ii) reduce the exercise price of outstanding Options or SARs or cancel or amend outstanding Options or SARs for the purpose of repricing, replacing, or regranting such Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; (iii) modify the Individual Limit (with certain exceptions), (iv) change the class of individuals eligible to receive an Award, or (v) materially change the provision of the Incentive Plan setting forth the types of amendments requiring shareholders approval.

Certain Federal Income Tax Consequences

Set forth below is a general summary of certain of the principal federal income tax consequences to Plan Participants and the Company of Awards under the Incentive Plan. The following discussion is general in nature and is not intended to be a complete analysis of all potential tax consequences to Plan Participants or the Company of such Awards. This discussion is based on the Code as currently in effect.

Options. The grant of a Nonqualified Option will not result in the recognition of taxable income by the Plan Participant or a deduction to the Company. Ordinary income generally will be recognized by Plan Participants at the time the Nonqualified Option is exercised. The amount of such income generally will be equal to the excess of the fair market value of the shares on the exercise date over the exercise price. The Company will generally be entitled to a deduction at the same time and in the same amount as the Plan Participant recognizes ordinary income in connection with the exercise of a Nonqualified Option (subject to the satisfaction of Section 162(m) of the Code, in the case of Options subject thereto, and Section 280G of the Code). Gain or loss upon a subsequent sale of any Common Stock received upon the exercise of a Nonqualified Option generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the Common Stock sold).

ISOs are intended to be incentive stock options under the Code. Upon the grant or exercise of an incentive stock option complying with the Code, the Plan Participant does not realize income and the Company is not entitled to any deduction. However, the excess of the fair market value of the Common Stock as of the exercise date over the exercise price will constitute an adjustment to the Plan Participant’s taxable income for purposes of the alternative minimum tax. If the shares of Common Stock are not disposed of within the one-year period beginning on the Option exercise date, or within the two-year period beginning on the Option grant date, any profit realized by the Plan Participant upon such disposition will be taxed as capital gain and the Company will receive no deduction. If the shares of Common Stock are disposed of within the one-year period from the date of Option exercise or within the two-year period from the Option grant date, the excess of the fair market value of the shares on the exercise date or generally, if less, the fair market value on the disposition date, over the exercise price will be taxable as ordinary income of the Plan Participant at the disposition date, and the Company will be generally entitled to a corresponding deduction (subject to the satisfaction of Section 162(m) of the Code, in the case of Options subject thereto, and Section 280G of the Code).

If a Section 162(m) Covered Employee’s taxable compensation from the Company in any year (including compensation related to Options) exceeds $1,000,000, such compensation in excess of $1,000,000 may not be tax-deductible by the Company under Section 162(m). Section 162(m) Covered Employees are determined at the end of the Company’s taxable year. Excluded from the calculation of taxable compensation for this purpose is compensation that is “performance-based” within the meaning of Section 162(m). Compensation realized upon the exercise of an Option granted under the Incentive Plan with an exercise price of not less than Fair Market Value on the grant date is intended to qualify as “performance-based” under Section 162(m) so that such compensation may be deductible without regard to the limits of Section 162(m).

If an Option is exercised through the use of Common Stock previously owned by the employee, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such shares upon such exercise. However, if the previously owned shares were acquired by the exercise of an ISO or other tax-qualified stock option and the holding period requirement for those shares was not satisfied at the time they were used to exercise an ISO, such use would constitute a disqualifying disposition of such previously owned shares which may result in the recognition of ordinary income in the amount described above. If an otherwise qualifying ISO first becomes exercisable in any one year for shares having a value in excess of $100,000 (grant date value), the portion of the option in respect of such excess shares will be treated as a Nonqualified Option.

Stock Appreciation Rights. No income will be recognized by a Plan Participant who is awarded an SAR until cash, Restricted Stock or Deferred Stock representing the amount of the appreciation are transferred to the Plan Participant pursuant to exercise of the SAR. If the settlement or vesting of Common Stock transferred upon exercise is deferred following the date of exercise, income recognition will generally be deferred until the date of vesting. The amount of income will equal the amount of cash or fair market value of Common Stock delivered to the Plan Participant and will be ordinary income. The Company will generally be entitled to a deduction at the same time and in the same amount (subject to the satisfaction of Section 162(m) of the Code, in the case of SARs subject thereto, and Section 280G of the Code). Compensation realized upon the exercise of an SAR granted under the Incentive Plan with an exercise price or base price, as the case may be, of not less than Fair Market Value on the grant date is intended to qualify as “performance based” under Section 162(m) so that compensation may be deductible without regard to the limits of Section 162(m).

Restricted Stock and Deferred Stock. A Plan Participant who is awarded Restricted Stock or Deferred Stock will not be taxed at the time of grant unless, in the case of Restricted Stock, the Plan Participant makes a special election with the Internal Revenue Service pursuant to Section 83(b) of the Code, as discussed below. Upon lapse of the restrictions on transferability applicable to the Restricted Stock or upon the expiration of the deferral period applicable to Deferred Stock, the Plan Participant will recognize ordinary income on the then fair market value of the Restricted Stock or Deferred Stock and a corresponding deduction will generally be allowable to the Company (subject to the satisfaction of an exclusion from Section 162(m) limit in the case of Restricted Stock or Deferred Stock held by Section 162(m) Covered Employees and to Section 280G of the Code). In such case, the Plan Participant’s basis in the Common Stock will be equal to the ordinary income so recognized. Upon subsequent disposition of such Common Stock, the Plan Participant will realize long-term or short-term capital gain or loss.

Pursuant to Section 83(b) of the Code, the Plan Participant may elect (a “Section 83(b) Election”) within 30 days of the grant of Restricted Stock to recognize ordinary income in an amount equal to the fair market value of the Restricted Stock at the time of grant (determined without regard to any restrictions which may lapse). In that case, the Plan Participant will acquire a tax basis in such Common Stock equal to the ordinary income recognized by the Plan Participant on the grant date. No tax will be payable upon lapse or release of the restrictions or at the time the Restricted Stock first becomes transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of Restricted Stock with respect to which a Plan Participant previously made a Section 83(b) Election, the Plan Participant will not be entitled to a loss deduction.

Change in Control Payments. If any payments under the Incentive Plan are contingent on a change in control within the meaning of Section 280G of the Code (which could include, for example, the accelerated vesting of Options upon a change in control), then the Company may be denied an income tax deduction and the Plan Participant may be subject to a 20 percent excise tax in addition to income taxes which may otherwise be imposed on a portion of such payments. (See “Employment Agreements” and “Severance Benefits Following a Change in Control”).

Other. The closing price of a share of Common Stock on the NASDAQ on April 27, 2004 was $17.98 per share.

Proposal No. 3—Ratification of Engagement of Independent Auditors

Shareholders will be requested at the Annual Meeting to ratify the engagement of Deloitte & Touche LLP (“D&T”) to serve as independent auditors of the Company for the year ending January 31, 2005. D&T has served as the Company’s auditors since 1988. A representative of the firm is expected to be present at the Annual Meeting and will be available to respond to appropriate questions.

The Board of Directors recommends a vote for the adoption of this proposal.

Independent Accounting Firm Fees

The following table sets forth the approximate aggregate amount of fees billed by D&T to the Company and its subsidiaries (including Comverse, Verint, Ulticom, Starhome, Startel and CTI Capital) for the audit of the Company’s annual financial statements for fiscal 2003 and fiscal 2002 and fees billed for audit-related services, tax services and all other services rendered by D&T for fiscal 2003 and fiscal 2002:

	Fiscal 2003	Fiscal 2002
Audit Fees:(1)	$1,318,000	$1,461,000
Audit-Related Fees:(2)	$18,000	$39,000
Tax Fees:(3)	$315,000	$297,000
All Other Fees:(4)	$17,000	$76,000

Total D&T Fees:	$1,668,000	$1,873,000

(1)	The aggregate fees billed for professional services rendered by D&T for the audit of the Company’s annual financial statements and review of quarterly financial statements or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.
(2)	The aggregate fees billed for assurance and related services by D&T that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported as audit fees.
(3)	The aggregate fees billed for professional services rendered by D&T for worldwide tax compliance, advice and planning. The Audit Committee has concluded that the provision of the services other than audit services referenced above is compatible with maintenance of the principal accountant’s independence.
(4)	The aggregate fees billed for products and services provided by D&T, other than the services reported as audit, audit-related or tax fees. The Audit Committee has concluded that the provision of the services other than audit services referenced above is compatible with maintenance of the principal accountant’s independence.

Policy	for Audit, Audit Related and Non-Audit Services

Consistent with SEC policies regarding auditors’ independence, the Company and the Audit Committee are committed to ensuring the independence of the independent auditors, both in appearance and in fact. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other non-audit services.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Shareholder Proposals for 2005 Annual Meeting

The Company currently expects to hold its next Annual Meeting of Shareholders on or about June 15, 2005. Any shareholder who wishes to make a proposal for consideration at that meeting and wishes to have that proposal included in the proxy statement for the meeting must submit the proposal to the Secretary of the Company no later than December 29, 2004. Such a proposal will be included in next year’s proxy statement to the extent required by the regulations of the Securities and Exchange Commission. If a shareholder makes a proposal at the 2005 Annual Meeting, but does not wish to have the proposal included in the proxy statement for that meeting, management will have the right to vote proxies in its discretion with respect to such proposal, if presented at the meeting, without including information regarding such proposal in the Company’s proxy materials if the Company is notified after March 10, 2005 (if such meeting is held on the date expected) of an intent to present the proposal. Notices of intention to present proposals at the 2005 Annual Meeting should be addressed to the Secretary of the Company.

Shareholders who wish to recommend individuals as nominees for director for consideration by the Corporate Governance and Nominating Committee may do so by submitting a written recommendation to the Secretary of the Company. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment and board memberships (if any), for the Committee to consider. The submission must be accompanied by a written consent by the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. Recommendations received by January 15, 2005 will be considered for nomination at the 2005 Annual Meeting of Shareholders.

Other Business

The Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters specified in the Notice of Annual Meeting accompanying this Proxy Statement. The persons named in the form of proxy solicited by the Board of Directors will vote all proxies that have been properly executed. If any matters not set forth in the Notice of Annual Meeting are properly brought before the Annual Meeting, such persons will vote thereon in accordance with their best judgment.

By Order of the Board of Directors,
William F. Sorin
Secretary

Woodbury, New York

May 3, 2004

Annex A

COMVERSE TECHNOLOGY, INC.

AUDIT COMMITTEE CHARTER

This Charter is intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Company’s Certificate of Incorporation and By-Laws, it is not intended to establish by its own force any legally binding obligations.

I.	Purpose

The Audit Committee (the “Committee”) shall assist the Board of Directors (the “Board” or the “Board of Directors”) of Comverse Technology, Inc. (the “Company”) in fulfilling certain of its responsibilities to oversee management regarding: (i) overseeing the conduct and integrity of the Company’s financial reporting process to any governmental or regulatory body, the public or other users thereof; (ii) overseeing the Company’s compliance with legal and regulatory requirements, (iii) reviewing and evaluating the qualifications, engagement, compensation, independence and performance of the Company’s independent auditors, their conduct of the annual audit, and their engagement for any other services; (iv) reviewing the performance of the Company’s internal audit function, if applicable, and its systems of internal accounting and financial and disclosure controls, (v) reviewing and authorizing related-party transactions (as defined in the relevant NASDAQ requirements), (vi) overseeing the Company’s code of business conduct and ethics as established by the Board, and (vii) preparing the Committee report required to be included in the Company’s annual proxy statement.

In discharging its oversight role, the Committee is authorized: (i) to investigate any matter that the Committee deems appropriate, with access to all books, records, facilities and personnel of the Company; and (ii) to retain independent counsel, auditors or other experts, with adequate funding provided by the Company.

II.	Committee Membership

The Committee shall be comprised of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” in accordance with applicable rules of the Securities & Exchange Commission (“SEC”) and the rules of the Nasdaq National Market. All members of the Committee shall meet the financial literacy requirements of the Nasdaq National Market. In addition, at least one member shall comply with the requirements of Regulation S-K 401(h) as an “audit committee financial expert.”

The members of the Committee shall be elected by the Board and serve until their successors shall be duly elected and qualified. Any member may be removed, with or without cause, by the Board of Directors at any time. The Board of Directors may appoint one member to be the Chairman. If the Board fails to appoint a Chairman, the members of the Committee shall elect a Chairman by majority vote of all members. The Chairman will chair all regular sessions of the Committee and set the agenda for Committee meetings.

III.	Committee Meetings

The Committee shall meet at least quarterly, or more frequently as it deems appropriate and as circumstances dictate. Any member of the Committee may call a special meeting of the Committee. Meetings of the Committee may be held telephonically.

The Committee shall periodically meet with each of management (including the Chief Financial Officer) and the independent auditors (including the audit engagement partner) in separate executive sessions to discuss any matters that the Committee or each of these groups believe would be appropriate to discuss privately. The Committee also expects to meet with the independent auditors and management quarterly to review the company’s financial statements.

In addition, the Committee may invite to its meetings any director, member of management of the company and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

IV.	Key Responsibilities

The Committee’s primary responsibility is one of oversight, and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the independent auditors are responsible for auditing those financial statements. The Committee also recognizes that the Company’s financial management, as well as the independent auditors, have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. The Committee shall also carry out any other responsibilities assigned to it by the Board of Directors from time to time.

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services provided that the decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

The following responsibilities are set forth as a guide with the understanding that the Committee may diverge as appropriate given the circumstances. The Committee is authorized to carry out these and such other responsibilities assigned by the Board from time to time, and take any actions reasonably related to the mandate of this Charter.

In fulfilling its responsibilities, the Committee shall:

Independent Auditors

1.	Have the direct responsibility for the appointment, termination, evaluation, compensation and oversight of the work of the independent auditors.

2.	Have independent auditors report directly to the Committee, with the Committee’s responsibility to include the resolution of disagreements between management and the independent auditors regarding financial reporting.

3.	Review and approve in advance any audit or permitted non-audit services (including the fees and terms thereof) to be provided to the Company by the independent auditors. The Committee may adopt pre-approval procedures that delegate to one or more designated Committee members the authority to grant pre-approvals required by the foregoing sentence. The decisions of any Committee member to whom authority is delegated hereunder shall be presented to the Committee at each of its scheduled meetings.

4.	At least annually, obtain and review a report by the independent auditors describing: (i) the firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company.

5.	On an annual basis review a formal written statement from the independent auditors delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1 (as modified or supplemented), actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and take appropriate action in response to the independent auditors’ report to satisfy itself of the auditors’ independence.

6.	Review and discuss quarterly reports from the independent auditors on: (i) all critical accounting policies and practices to be used; (ii) any significant changes in Company accounting policies; (iii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (iv) any accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports.

7.	Review and evaluate, at least annually, the qualifications, performance and independence of the independent auditors and report on its conclusions to the Board. In conducting its review and evaluation, the Committee should:

(a)	Determine whether the lead audit partner (having primary responsibility for the audit) or the audit partner responsible for reviewing the audit is required to rotate in compliance with the Sarbanes-Oxley Act of 2002 and Section 10A of the Securities Exchange Act of 1934, as amended; and

(b)	Take into account the opinions of management

8.	Establish hiring policies for the Company in respect of employees and former employees of the independent auditors.

Financial Reporting Process

9.	Consider and review with the independent auditors and management: (i) the adequacy of the Company’s disclosure controls and procedures and internal controls, including computerized information system disclosure controls and procedures and security; (ii) all changes in the Company’s internal control over financial reporting which could materially affect the Company’s ability to record, process, summarize and report financial data; (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; and (iv) the related findings and recommendations of the independent auditors together with management’s responses.

10.	Without excluding other possibilities, the Committee may wish to review and discuss with the independent auditors: (i) any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company. or any other material written communications between the accounting firm and management, such as any management letter or schedule of “unadjusted differences.”

11.	Review and discuss with management and the independent auditors: (i) significant findings during the year, including the status of previous audit recommendations; (ii) any audit problems or difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information; (iii) any changes required in the planned scope of the audit plan; (iv) the audit budget and staffing; and (v) the coordination of audit efforts in order to monitor completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

12.	Review and discuss with management and the independent auditors periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company. Inquire as to independent auditors’ view of the accounting treatment related to significant new transactions or other significant matters or events not in the ordinary course of business.

13.	Review with management and the independent auditors significant risks or exposures to the Company’s business and assets the steps management has taken to minimize such risks. Discuss with management and the independent auditors the Company’s underlying policies and guidelines with respect to risk assessment and risk management.

Review of Reports and Earnings Press Releases

14.	Review the Company’s financial statements, including prior to public release, reviewing the Company’s annual and quarterly financial statements to be filed with the SEC, including (a) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (b) any certifications regarding the financial statements or the Company’s internal accounting and financial controls and procedures and disclosure controls or procedures filed with SEC by the Company’s senior executive and financial officers and (c) the matters required to be discussed with the independent auditors by Statement of Auditing Standards Nos. 61, 90 and 100.

15.	Review and discuss with management and the independent auditors the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

Legal Compliance

16.	Review periodically with the Company’s general counsel: (i) legal and regulatory matters that may have a material impact on the Company’s financial statements and (ii) the scope and effectiveness of compliance policies and programs.

17.	Review any issues that arise under the Company’s code of business conduct and ethics, including having the authority to approve or deny any waivers requested thereunder.

18.	Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

General

19.	Review and approve in advance all related-party transactions (as defined in the relevant NASDAQ requirements) other than executive compensation decisions approved by the Compensation Committee or decisions relating to the compensation of directors or Board committee members approved by the Board of Directors.

20.	Prepare a report to be included in the Company’s annual proxy statement stating whether or not the Committee: (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed with the independent auditors the matters required to be discussed by SAS Nos. 61, 90 and 100; (iii) has reviewed and discussed with the independent auditors and has discussed with them their independence; and (iv) based on the review and discussions referred to above, the members of the Committee recommended to the Board that the audited financials be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

21.	Report regularly to the Board of Directors following each meeting, which reports shall include any issues that arise with respect to the quality or integrity of the company’s financial statements, the company’s compliance with legal or regulatory requirements, the performance and independence of the company’s independent auditors or the performance of the internal audit function, if any, and with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities. The Committee shall provide such recommendations, as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

Annual Self-Evaluation

22.	Conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with the Charter of the Committee. In addition, the Committee shall annually review and reassess the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable.

Annex B

COMVERSE TECHNOLOGY, INC.

2004 STOCK INCENTIVE COMPENSATION PLAN

1.	Purposes of the Plan.

The purposes of the Plan are to assist the Company, its Subsidiaries and Affiliates in attracting and retaining valued Directors, Employees and Consultants, to align their respective interests with shareholders’ interests through equity-based compensation and to permit the granting of awards that is intended to constitute performance-based compensation for certain executive officers under Section 162(m) of the Code.

2.	Definitions.

2.1	“Affiliate” means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.

2.2	“Award” means an award of Deferred Stock, Restricted Stock, Options or SARs under the Plan.

2.3	“Board” means the Board of Directors of the Company.

2.4	“Change in Control” means (i) the Board (or, if approval of the Board is not required as a matter of law, the shareholders of the Company) shall approve (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company or (c) the adoption of any plan or proposal for the liquidation or dissolution of the Company; (ii) any person (as such term is defined in Section 13(d) of the 1934 Act), corporation or other entity other than the Company shall make a tender offer or exchange offer to acquire any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration, provided that (a) at least a portion of such securities sought pursuant to the offer in question is acquired and (b) after consummation of such offer, the person, corporation or other entity in question is the “beneficial owner” (as such term is defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 20% or more of the outstanding shares of Common Stock (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire Common Stock); (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board ceased for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (iv) the occurrence of any other event the Committee determines shall constitute a “Change in Control” hereunder.

2.5	“Code” means the Internal Revenue Code of 1986, as amended.

2.6	“Committee” means the committee designated by the Board to administer the Plan under Section 4. The Committee shall have at least three members, each of whom shall be a member of the Board, a Non-Employee Director and an Outside Director.

2.7	“Common Stock” means the common stock of the Company, par value $.10 per share, or such other class or kind of shares or other securities resulting from the application of Section 10.

2.8	“Company” means Comverse Technology, Inc., a New York corporation, or any successor corporation.

2.9	“Consultant” means any person (other than an Employee or a Director) who is engaged by the Company, a Subsidiary or an Affiliate to render consulting or advisory services to the Company or such Subsidiary or Affiliate.

2.10	“Continuous Service” means that the provision of services to the Company or a Subsidiary or Affiliate in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Subsidiary or Affiliate notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under applicable labor laws. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Subsidiary or Affiliate, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary or Affiliate in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

2.11	“Deferral Period” means the period during which the receipt of a Deferred Stock Award under Section 6 of the Plan will be deferred.

2.12	“Deferred Stock” means an Award made under Section 6 of the Plan to receive Common Stock at the end of a specified Deferral Period.

2.13	“Director” means each member of the Board who is not an Employee, who does not receive compensation from the Company or any Subsidiary in any capacity other than as a Director and whose membership on the Board is not attributable to any contract between the Company and such Director or any other entity with which such Director is affiliated.

2.14	“Employee” means an officer or other employee of the Company, a Subsidiary or an Affiliate, including a director who is such an employee.

2.15	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(a)	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)	If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)	In the absence of an established market for the Common Stock of the type described in (a) and (b), above, the Fair Market Value thereof shall be determined by the Committee in good faith.

2.16	“Holder” means an individual to whom an Award is made.

2.17	“Hostile Change in Control” means any Change in Control described in Section 2.4(ii) that is not approved or recommended by the Board.

2.18	“Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option.

2.19	“1934 Act” means the Securities Exchange Act of 1934, as amended.

2.20	“Non-Employee Director” means a person defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the 1934 Act, or any successor definition adopted by the Securities and Exchange Commission.

2.21	“Non-Qualified Option” means an Option not intended to be an Incentive Stock Option, and designated as a Non-Qualified Option.

2.22	“Option” means any stock option granted from time to time under Section 8 of the Plan.

2.23	“Outside Director” means a member of the Board who is an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

2.24	“Plan” means the Comverse Technology, Inc. 2004 Stock Incentive Compensation Plan herein set forth, as amended from time to time.

2.25	“Restricted Stock” means Common Stock awarded under Section 7 of the Plan.

2.26	“Restriction Period” means the period during which Restricted Stock awarded under Section 7 of the Plan is subject to forfeiture.

2.27	“Retirement” means retirement from Continuous Service pursuant to the relevant provisions of the applicable pension plan of the applicable entity or as otherwise determined by the Committee.

2.28	“SAR” means a stock appreciation right awarded under Section 9 of the Plan.

2.29	“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any subsequent parent of the Company) if each of the corporations other than the last corporation in the unbroken chain owns stock possession 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.30	“Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

3.	Eligibility.

3.1	Any Director, Employee or Consultant is eligible to receive an Award.

3.2	Subject to adjustments as provided in Section 10, in each fiscal year of the Company, each Director shall receive options to purchase not more than 27,000 shares of Common Stock.

4.	Administration and Implementation of Plan.

4.1	The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Employees and Consultants to whom Awards will be granted, in determining the type and amount of Awards to be granted to each such Employee or Consultant, the terms and conditions of Awards granted under the Plan and the terms of agreements which will be entered into with Holders.

4.2	The Committee’s powers shall include, but not be limited to: determining whether, to what extent and under what circumstances an Option may be exchanged for cash, Common Stock, Restricted Stock, Deferred Stock or some combination thereof; determining whether, to what extent and under what circumstances an Award is made and operates in tandem with other Awards made hereunder; determining whether, to what extent and under what circumstances Common Stock or cash payable with respect to an Award shall be deferred, either automatically or at the election of the Holder (including the power to add deemed earnings to any such deferral); and granting Awards (other than Incentive Stock Options) that are transferable by the Holder.

4.3	The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes in such regulations, as it shall, from time to time, deem advisable. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final and binding on all Holders.

4.4	The Committee may condition the grant of any Award or the lapse of any Deferral or Restriction Period (or any combination thereof) upon the Holder’s achievement of a Performance Goal that is established by the Committee before the grant of the Award. For this purpose, a “Performance Goal” shall mean a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain to be met before the grant of the Award) based upon: (i) the price of Common Stock, (ii) the market share of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iii) sales by the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iv) earnings per share of Common Stock, (v) pre-tax or net income of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (vi) net revenue, operating income, or cash flow of the Company, its Subsidiaries, or Affiliates (or any business unit thereof), (vii) return on assets, investments or shareholder equity of the Company, or (viii) costs of the Company, its Subsidiaries or Affiliates (or any business unit thereof). An Award that is subject to the achievement of a Performance Goal shall, for the purposes of the Plan, be referred to as a “Performance Based Award.” The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals. Before granting an Award or permitting the lapse of any Deferral or Restriction Period subject to this Section, the Committee shall certify that an individual has satisfied the applicable Performance Goal. In its discretion, the Committee may reduce the amount available to vest, become exercisable or be delivered or paid under any Performance Based Award based on factors it determines appropriate.

5.	Shares of Stock Subject to the Plan.

5.1	Subject to adjustment as provided in Section 10, the total number of shares of Common Stock available for Awards under the Plan shall be 2,500,000 shares.

5.2	The maximum number of shares of Common Stock subject to all Awards that may be awarded to any Director, Employee, or Consultant shall not exceed 1,000,000 during any calendar year (the “Individual Limit”). Notwithstanding the foregoing, the Individual Limit may be adjusted to reflect the effect on shares of Common Stock of any transaction or event described in Section 10.

5.3	Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not (i) reduce the shares available for Awards under the Plan, or (ii) be counted against the Individual Limit. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan.

6.	Deferred Stock.

An Award of Deferred Stock is an agreement by the Company to deliver to the recipient a specified number of shares of Common Stock at the end of a specified deferral period or periods. Such an Award shall be subject to the following terms and conditions.

6.1	Deferred Stock Awards shall be evidenced by Deferred Stock agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable.

6.2	Upon determination of the number of shares of Deferred Stock to be awarded to a Holder, the Committee shall direct that the same be credited to the Holder’s account on the books of the Company but that issuance and delivery of the same shall be deferred until the date or dates provided in Section 6.5 hereof. Prior to issuance and delivery hereunder the Holder shall have no rights as a shareholder with respect to any shares of Deferred Stock credited to the Holder’s account.

6.3	Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock Award may or may not be paid to the Holder currently, or may or may not be deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested on such terms as are determined at the time of the Award by the Committee, in its sole discretion, and specified in the Deferred Stock agreement.

6.4	The Committee may condition the grant of an Award of Deferred Stock or the expiration of the Deferral Period upon the Holder’s achievement of one or more Performance Goal(s) specified in the Deferred Stock agreement. If the Employee or Consultant fails to achieve the specified Performance Goal(s), either the Committee shall not grant the Deferred Stock Award to such Employee or Consultant or the Holder shall forfeit the Award and no Common Stock shall be transferred to him pursuant to the Deferred Stock Award. Unless otherwise determined by the Committee at the time of an Award, dividends paid during the Deferral Period on Deferred Stock subject to a Performance Goal shall be reinvested in additional Deferred Stock and the lapse of the Deferral Period for such Deferred Stock shall be subject to the Performance Goal(s) previously established by the Committee. The Deferral Period shall provide a three-year minimum period before a Deferred Stock award shall be fully delivered.

6.5	The Deferred Stock agreement shall specify the duration of the Deferral Period taking into account the cause of the termination of a Holder’s Continuous Service (such as death, disability or Retirement). The Deferral Period may consist of one or more installments. The Deferral Period shall be determined at the discretion of the Committee. At the end of the Deferral Period or any installment thereof (unless the Holder elects a longer period for distribution, if permitted by the Committee) the shares of Deferred Stock applicable to such installment credited to the account of a Holder shall be issued and delivered to the Holder (or, where appropriate, the Holder’s legal representative) in accordance with the terms of the Deferred Stock agreement. The Committee may, in its sole discretion, accelerate the delivery of all or any part of a Deferred Stock Award or waive the deferral limitations for all or any part of a Deferred Stock Award in certain circumstances including, among others, a Holder’s death, disability or a Change in Control.

7.	Restricted Stock.

An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Employee or Consultant, which shares are subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

7.1	Restricted Stock shall be evidenced by Restricted Stock agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable.

7.2	Upon determination of the number of shares of Restricted Stock to be granted to the Holder, the Committee shall direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Holder with the Holder designated as the registered owner. The certificate(s) representing such shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Holder, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period.

7.3	Unless otherwise determined by the Committee at the time of an Award, during the Restriction Period the Holder shall have the right to receive dividends from and to vote the shares of Restricted Stock.

7.4	The Committee may condition the grant of an Award of Restricted Stock or the expiration of the Restriction Period upon the Employee or Consultant’s achievement of one or more Performance Goal(s) specified in the Restricted Stock agreement. If the Employee or Consultant fails to achieve the specified Performance Goal(s), either the Committee shall not grant the Restricted Stock to such Employee or Consultant or the Holder shall forfeit the Award of Restricted Stock and the Common Stock shall be forfeited to the Company. The Restriction Period shall provide a three-year minimum period before a Restricted Stock award shall fully vest.

7.5	The Restricted Stock agreement shall specify the duration of the Restriction Period and the performance, employment or other conditions (including the termination of a Holder’s Continuous Service whether due to death, disability, Retirement or other cause) under which the Restricted Stock may be forfeited to the Company. The Restriction Period shall be determined at the discretion of the Committee. At the end of the Restriction Period (unless the Holder elects a longer period for distribution, if permitted by the Committee) the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as determined by the Committee, and the legend shall be removed and such number of shares delivered to the Holder (or, where appropriate, the Holder’s legal representative). The Committee may, in its sole discretion, modify or accelerate the vesting and delivery of shares of Restricted Stock in certain circumstances including, among others, a Holder’s death, disability or a Change in Control.

8.	Options.

Options give an Employee, Consultant or Director the right to purchase a specified number of shares of Common Stock, Deferred Stock or Restricted Stock (as selected by the Committee) from the Company for a specified time period at a fixed price. Options granted to Employees may be either Incentive Stock Options or Non-Qualified Options. Option granted to Directors and Consultants shall be Non-Qualified Options. The grant of Options shall be subject to the following terms and conditions:

8.1	Options shall be evidenced by Option agreements. Such agreements shall conform to the requirements of the Plan, and may contain such other provisions, as the Committee shall deem advisable.

8.2	The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but, in the case of grants of Incentive Stock Options, shall be not less than the Fair Market Value of a share of Common Stock on the date of grant. In the case of any Incentive Stock Option granted to a Ten Percent Shareholder, the option price per share shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant. The option price per share for Non-Qualified Options may be less than the Fair Market Value of a share of Common Stock on the date of grant only if granted expressly in lieu of cash compensation, and the option price may be set at a discount of not more than a 15% from the Fair Market Value of a share of Common Stock on the date of grant.

8.3	The Option agreements shall specify when an Option may be exercised and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

8.4	Each provision of the Plan and each Option agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Option agreement thereof that cannot be so construed shall be disregarded. Incentive Stock Options may not be granted to employees of Affiliates.

8.5	No Incentive Stock Option shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Holder, shall be exercisable only by the Holder. Upon the death of a Holder, the person to whom the rights have passed by will or by the laws of descent and distribution may exercise an Incentive Stock Option only in accordance with this Section 8. Notwithstanding the foregoing, the Holder may designate a beneficiary of the Holder’s Incentive Stock Option in the event of the Holder’s death on a beneficiary designation form if such a form is provided by the Committee.

8.6	Except as provided in an Option agreement, the option price of the shares of Common Stock upon the exercise of an Option shall be paid in full at the time of the exercise in cash, in shares of Common Stock valued at Fair Market Value on the date of exercise or a combination of cash and such shares of Common Stock, or through a cashless exercise method; provided, however that shares used for payment must be shares of Common Stock held by the Holder for a period of more than six (6) months. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. With the consent of the Committee, payment upon the exercise of a Non-Qualified Option may be made in whole or in part by Restricted Stock (based on the fair market value of the Restricted Stock on the date the Option is exercised, as determined by the Committee). In such case the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor. The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the Plan.

8.7	With the Holder’s consent, the Committee may amend any outstanding Option to deliver shares of Deferred Stock or Restricted Stock instead of Common Stock.

8.8	If a Holder’s Continuous Service terminates by reason of death, any unexercised Option granted to the Holder shall become immediately exercisable and may thereafter be exercised by the Holder’s transferee or legal representative, until one (1) year after such termination of Continuous Service.

8.9	Except as provided in an Option agreement, if a Holder’s Continuous Service terminates by reason of disability (as determined by the Committee), any unexercised Option granted to the Holder shall become immediately exercisable and may thereafter be exercised by the Holder (or, where appropriate, the Holder’s transferee or legal representative), until the earlier of the date specified in the applicable Option Agreement or 90 days after such termination of Continuous Service.

8.10	If a Holder’s Continuous Service terminates for any reason other than death or disability, all unexercised Options awarded to the Holder shall terminate on the date specified in the applicable Option agreement or, if none is so specified, 90 days after such termination of Continuous Service, except that if a Director’s Continuous Service terminates for any reason other than death or disability, all unexercised Options awarded to the Holder shall terminate on the date specified in the applicable Option agreement or, if none is so specified, three years after such termination of Continuous Service.

8.11	The Committee or the Board may in their discretion extend the period during which an Option held by a Director, Employee or Consultant may be exercised to such period, not to exceed three years following the termination of a Director’s, Employee’s or Consultant’s Continuous Service, as the Committee or the Board may determine to be appropriate in any particular instance. The Committee may, in its sole discretion, modify or accelerate the vesting and delivery of Options in certain circumstances including, among others, a Holder’s death, disability or a Change in Control.

9.	Stock Appreciation Rights.

SARs are rights to receive a payment in cash, Common Stock, Restricted Stock or Deferred Stock (as selected by the Committee) equal to the increase in the Fair Market Value of a specified number of shares of Common Stock from the date of grant of the SAR to the date of exercise. The grant of SARs shall be subject to the following terms and conditions:

9.1	SARs shall be evidenced by SAR agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable. A SAR may be granted in tandem with all or a portion of a related Option under the Plan (“Tandem SAR”), or may be granted separately (“Freestanding SAR”). A Tandem SAR may be granted either at the time of the grant of the Option or at any time thereafter during the term of the Option and shall be exercisable only to the extent that the related Option is exercisable. In no event shall any SAR be exercisable within the first six months of its grant.

9.2	The base price of a Tandem SAR shall be the option price under the related Option. The base price of a Freestanding SAR shall be not less than 85% of the Fair Market Value of the Common Stock, as determined by the Committee, on the date of grant of the Freestanding SAR.

9.3	A SAR shall entitle the Holder to receive a payment equal to the excess of the Fair Market Value of the shares of Common Stock covered by the SAR on the date of exercise over the base price of the SAR. Such payment may be in cash, in shares of Common Stock, in shares of Deferred Stock, in shares of Restricted Stock or any combination, as the Committee shall determine. Upon exercise of a Tandem SAR as to some or all of the shares of Common Stock covered by the grant, the related Option shall be canceled automatically to the extent of the number of shares of Common Stock covered by such exercise, and such shares shall no longer be available for purchase under the Option pursuant to Section 8. Conversely, if the related Option is exercised as to some or all of the shares of Common Stock covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares of Common Stock covered by the Option exercise.

9.4	SARs shall be subject to the same terms and conditions applicable to Options as stated in Sections 8.3, 8.5, 8.7, 8.8, 8.9, 8.10, and 8.11.

10.	Adjustments Upon Changes in Capitalization.

In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to shareholders other than a regular cash dividend, the Board shall make appropriate adjustment in the number and kind of shares authorized by the Plan, the Individual Limit set forth in Section 5.2, and any adjustments to outstanding Awards as it determines appropriate. No fractional shares of Common Stock shall be issued pursuant to such an adjustment. The Committee may determine to pay the Fair Market Value of any fractional shares resulting from adjustments pursuant to this Section in cash to the Holder.

11.	Adjustments Upon a Change in Control.

Except as otherwise provided in an applicable agreement, upon the occurrence of a Change in Control (other than a Hostile Change in Control), the Committee may elect to provide that all outstanding Options and SARs shall immediately vest and become exercisable, each Deferral Period and Restriction Period shall immediately lapse or all shares of Deferred Stock subject to outstanding Awards shall be issued and delivered to the Holder. In the event of a Hostile Change in Control, each of the foregoing actions shall occur automatically upon the occurrence of such Hostile Change in Control. At any time before a Change in Control, the Committee may, without the consent of any Holder of an Option, (i) require the entity effecting the Change in Control or a parent or subsidiary of such entity to assume each outstanding Option and SAR or substitute an equivalent option or stock appreciation right therefor or (ii) terminate and cancel all outstanding Options and SARs upon the Change in Control and cause the payment to the Holder of each such Option or SAR, cash equal to the product of (x) the difference between the Fair Market Value of Common Stock on the date of the Change in Control and the exercise price (or base price) of such Option or SAR and (y) the number of shares of Common Stock subject to such Option or SAR. For the purposes of this Section, an Option or SAR shall be considered assumed if, following the closing of the Change in Control transaction, the Option or SAR confers the right to purchase (or determines appreciation), for each share of Common Stock subject to the Option or SAR immediately prior to the closing of such transaction, the consideration (whether stock, cash, or other securities or property) received in such transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in such Change in Control transaction was not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each share of Common Stock subject to the Option or SAR, to be solely (or to be based solely on) common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in such transaction.

12.	Effective Date, Termination and Amendment.

The Plan shall become effective upon approval of the Plan by the shareholders of the Company and shall remain in full force and effect until the earlier of June 14, 2014 or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without shareholder approval which shall:

12.1	Increase (except as provided in Section 10) the total number of shares available for issuance pursuant to the Plan;

12.2	Reduce the exercise or base prices of outstanding Options or SARs or cancel or amend outstanding Options or SARs for the purpose of repricing, replacing, or regranting such Options or SARs with an exercise price that is less than the exercise or base price of such Options or SARs immediately preceding such cancellation or amendment;

12.3	Modify the Individual Limit (except as provided Section 10);

12.4	Change the class of individuals eligible to receive an Award; or

12.5	Materially change the provisions of this Section 12.

Termination of the Plan pursuant to this Section 12 shall not affect Awards outstanding under the Plan at the time of termination.

13.	Transferability.

Except as provided below, Awards may not be pledged, assigned or transferred for any reason during the Holder’s lifetime, and any attempt to do so shall be void. The Committee may grant Awards (except Incentive Stock Options) that are transferable by the Holder during such Holder’s lifetime, but such Awards shall be transferable only to the extent specifically provided in the agreement entered into with the Holder. The transferee of the Holder shall, in all cases, be subject to the provisions of the agreement between the Company and the Holder.

14.	General Provisions.

14.1	Nothing contained in the Plan, or any Award granted pursuant to the Plan, shall confer upon any Holder any right with respect to Continuous Service, nor interfere in any way with the right of the Company, a Subsidiary or Affiliate to terminate the Continuous Service of any Holder at any time.

14.2	In connection with the transfer of shares of Common Stock as a result of the exercise or vesting of an Award or upon any other event that would subject the Holder to taxation, the Company shall have the right (a) (1) to require the Holder to pay an amount in cash or (2) to retain or sell without notice, or to demand surrender of, shares of Common Stock in value sufficient to cover the minimum amount of any tax, including any Federal, state or local income tax, required by any governmental entity to be withheld or otherwise deducted and paid with respect to such transfer (“Withholding Tax”), and (b) to make payment (or to reimburse itself for payment made) to the appropriate taxing authority of an amount in cash equal to the amount of such Withholding Tax, remitting any balance to the employee. For purposes of this Section 14.2, the value of shares of Common Stock so retained or surrendered shall be the Fair Market Value on the date that the amount of the Withholding Tax is to be determined (the “Tax Date”), and the value of shares of Common Stock so sold shall be the actual net sale price per share (after deduction of commissions) received by the Company. Notwithstanding the foregoing, the Holder shall be entitled to satisfy the obligation to pay any Withholding Tax, in whole or in part, by providing the Company with funds sufficient to enable the Company to pay such Withholding Tax or by requiring the Company to retain or to accept upon delivery thereof shares of Common Stock (other than unvested Restricted Stock) sufficient in value (determined in accordance with the preceding sentence) to cover the amount of such Withholding Tax. Each election by a Holder to have shares retained or to deliver shares for this purpose shall be subject to the following restrictions: (i) the election must be in writing and made on or prior to the Tax Date; and (ii) the election shall be subject to the disapproval of the Committee.

14.3	With respect to Holders subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

14.4	To the extent that Federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of New York and construed accordingly.

☐

COMVERSE TECHNOLOGY, INC.

170 Crossways Park Drive

Woodbury, New York 11797

Proxy for Annual Meeting of Shareholders on June 15, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

COMVERSE TECHNOLOGY, INC.

The undersigned having received the Notice of Meeting and Proxy Statement of Comverse Technology, Inc. (the “Company”), dated May 3, 2004, and Annual Report for the fiscal year ended January 31, 2004, hereby appoints and constitutes Kobi Alexander, David Kreinberg and William Sorin, and each of them, proxies with full power of substitution to vote for the undersigned at the Company’s Annual Meeting of Shareholders to be held on June 15, 2004, and at any adjournments thereof (the “Annual Meeting”), as follows and in their discretion upon any other matters that may properly come before the Annual Meeting:

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

COMVERSE TECHNOLOGY, INC.

June 15, 2004

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
1.	Election of Directors:		2. Adoption and approval of the Company’s 2004 Stock Incentive Compensation Plan.	☐	☐	☐

☐	FOR ALL NOMINEES	NOMINEES: O 1—Kobi Alexander O 2—Raz Alon O 3—Itsik Danziger O 4—John H. Friedman O 5—Ron Hiram O 6—Sam Oolie O 7—William F. Sorin	3. Ratification of the engagement of Deloitte & Touche LLP to serve as independent auditors of the Company for the year ending January 31, 2005.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

The Board of Directors recommends a vote FOR items 1, 2 and 3.

If no direction is made, this proxy will be voted FOR all management nominees listed and FOR Proposals 2 (Adoption and approval of the Company’s 2004 Stock Incentive Plan) and 3 (Ratification of Deloitte & Touche LLP as independent auditors).

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.